                                                                    Exhibit 99.1

                           NOVEON INTERNATIONAL, INC.

                     YEARS ENDED DECEMBER 31, 2003, 2002 AND
                  PERIOD OF TEN MONTHS ENDED DECEMBER 31, 2001

                                       AND

                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

                  PERIOD OF TWO MONTHS ENDED FEBRUARY 28, 2001

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

Reports of Independent Auditors. . . . . . . . . . . . . . . . . . . . . . . .F-2

Consolidated Financial Statements

Consolidated Statement of Operations for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended
February 28, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-4

Consolidated Balance Sheet as of December 31, 2003 and 2002. . . . . . . . . .F-5

Consolidated Statement of Cash Flows for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended
February 28, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-6

Consolidated Statement of Stockholders' Equity for the years ended
December 31, 2003 and 2002 and the ten months ended December 31, 2001 and the Consolidated Statement of BFGoodrich Investment for the two months ended February 28, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-8

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . F-9

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
Noveon International, Inc.

        We have audited the accompanying consolidated balance sheet of Noveon International, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Noveon International, Inc. at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

        As explained in Note I to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill.

                                                  /s/ ERNST & YOUNG LLP

Cleveland, Ohio
February 17, 2004

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of
Noveon International, Inc.

        We have audited the accompanying consolidated statements of operations, BFGoodrich investment and cash flows of BFGoodrich Performance Materials (as defined in Note A) (a segment of The BFGoodrich Company) for the two months ended February 28, 2001. These financial statements are the responsibility of the management of Noveon International, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of the operations and cash flows of BFGoodrich Performance Materials for the two months ended February 28, 2001, in conformity with accounting principles generally accepted in the United States.

                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
September 5, 2002

                           NOVEON INTERNATIONAL, INC.
                                       AND
                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                            BFGOODRICH
                                                                                                           PERFORMANCE
                                                                NOVEON INTERNATIONAL, INC.                  MATERIALS
                                                      ----------------------------------------------       ------------
                                                                                          TEN MONTHS        TWO MONTHS
                                                                                             ENDED            ENDED
                                                        YEARS ENDED DECEMBER 31          DECEMBER 31       FEBRUARY 28
                                                         2003              2002              2001             2001
                                                      ---------         ---------        -----------       ------------
SALES                                                 $ 1,135.9         $ 1,069.3         $   876.4        $   187.0
Cost of sales                                             809.4             726.8             628.1            137.3
                                                      ---------         ---------         ---------        ---------
GROSS PROFIT                                              326.5             342.5             248.3             49.7
Selling and administrative expenses                       204.8             202.8             160.5             35.2
Amortization expense                                       14.7              13.9              26.5              4.0
Restructuring and severance costs                          13.2               6.1               3.1               --
                                                      ---------         ---------         ---------        ---------
OPERATING INCOME                                           93.8             119.7              58.2             10.5
Interest expense                                           92.2             101.9              93.8              0.5
Interest (income)                                          (1.3)             (2.3)             (1.2)            (1.1)
Gain on extinguishment of debt                               --             (12.4)               --               --
Other expense--net                                          1.1               2.4               0.7              1.5
                                                      ---------         ---------         ---------        ---------
Income (loss) before income taxes and cumulative
 effect of accounting change                                1.8              30.1             (35.1)             9.6
Income tax expense                                          9.2               6.4               4.6              4.0
                                                      ---------         ---------         ---------        ---------
Income (loss) before cumulative effect of
 accounting change                                         (7.4)             23.7             (39.7)             5.6
Cumulative effect of accounting change--net of tax         (0.5)               --                --               --
                                                      ---------         ---------         ---------        ---------
NET INCOME (LOSS)                                     $    (7.9)        $    23.7         $   (39.7)       $     5.6
                                                      =========         =========         =========        =========
Net income (loss) per basic and diluted share:

  Income (loss) before cumulative effect of
   accounting change                                  $   (2.05)        $    6.58         $  (11.17)
  Cumulative effect of accounting change-net of
   tax                                                    (0.14)               --                --
                                                      ---------         ---------        ----------
  Net income (loss) per basic and diluted share       $   (2.19)        $    6.58         $  (11.17)
                                                      =========         =========        ==========


                 See notes to consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEET
                   (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                                                       DECEMBER 31
                                                                                  2003             2002
                                                                                --------         --------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                       $  116.8         $   79.5
Accounts and notes receivable, net of allowances ($7.5 and $9.0 at
 December 31, 2003 and 2002, respectively)                                         149.8            135.7
Inventories                                                                        161.7            144.1
Deferred income taxes                                                                9.5              5.9
Prepaid expenses and other current assets                                            7.9              7.2
                                                                                --------         --------
TOTAL CURRENT ASSETS                                                               445.7            372.4

Property, plant and equipment--net                                                 682.9            670.7
Goodwill                                                                           416.0            367.3
Technology intangible assets--net                                                  131.7            139.7
Other identifiable intangible assets--net                                           41.2             42.4
Other assets                                                                        40.1             42.0
                                                                                --------         --------
TOTAL ASSETS                                                                    $1,757.6         $1,634.5
                                                                                --------         --------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank debt                                                            $     --         $    0.4
Accounts payable                                                                   130.1            111.2
Accrued expenses                                                                    80.3             78.1
Income taxes payable                                                                 6.7              5.3
Current maturities of long-term debt                                                15.8               --
                                                                                --------         --------
TOTAL CURRENT LIABILITIES                                                          232.9            195.0

Long-term debt                                                                   1,014.5            992.3
Postretirement benefits other than pensions                                          5.7              5.8
Accrued pensions                                                                    31.0             34.9
Deferred income taxes                                                               27.6             24.0
Accrued environmental                                                               18.2             18.2
Other non-current liabilities                                                       15.4             17.8

STOCKHOLDERS' EQUITY
Common stock ($.01 par value, 4,100,000 shares authorized, 3,606,133 and
 3,600,115 shares issued and outstanding at December
 31, 2003 and 2002, respectively)                                                     --               --
Paid in capital                                                                    361.0            360.0
Retained deficit                                                                   (23.9)           (16.0)
Accumulated other comprehensive income                                              76.4              3.6
Other                                                                               (1.2)            (1.1)
                                                                                --------         --------
Total stockholders' equity                                                         412.3            346.5
                                                                                --------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $1,757.6         $1,634.5
                                                                                --------         --------

                 See notes to consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.
                                       AND
                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                                   BFGOODRICH
                                                                                   PERFORMANCE
                                           NOVEON INTERNATIONAL, INC.               MATERIALS
                                    ------------------------------------------     ------------
                                                                   TEN MONTHS       TWO MONTHS
                                                                      ENDED           ENDED
                                    YEARS ENDED DECEMBER 31        DECEMBER 31      FEBRUARY 28
                                      2003            2002            2001             2001
                                    --------        --------        --------         --------
OPERATING ACTIVITIES
Net income (loss)                   $   (7.9)       $   23.7        $  (39.7)        $    5.6
Adjustments to reconcile net
income (loss) to net cash
provided (used) by operating
activities:
  Restructuring and
  severance costs:
   Expenses                             13.2             6.1             3.1             --
   Payments                             (6.0)           (8.5)          (11.8)            (2.0)
  Depreciation and
   amortization                         91.4            84.7            83.0             14.4
  Deferred income taxes                 (1.7)           (2.4)            0.4             (5.2)
  Debt issuance cost
   amortization in interest
   expense                               5.3             5.6             6.8             --
  Gain on early
   extinguishments of debt              --             (12.4)           --               --
  Interest on seller note
   not paid in cash                     20.4            24.0            19.1             --
  Cumulative effect of
   accounting change--net of
   tax                                   0.5            --              --               --
  Change in assets and
   liabilities, net of
   effects of acquisitions of
   businesses:
    Receivables                         (4.3)            2.2            45.9             (7.2)
    Inventories                         (5.7)            3.4            35.8             (3.1)
    Other current assets                (0.2)           (2.6)            0.9             (0.1)
    Accounts payable                    12.0             9.2            (4.0)           (16.8)
    Accrued expenses                    (0.1)           (0.7)           12.4              5.7
    Income taxes payable                 2.3             5.4            --              (27.9)
    Other non-current assets
     and liabilities                    (1.2)            6.0             2.0              5.0
                                    --------        --------        --------         --------
Net cash provided (used) by
operating activities                   118.0           143.7           153.9            (31.6)

INVESTING ACTIVITIES
Purchases of property, plant
 and equipment                         (56.6)          (52.3)          (28.5)            (7.6)
Payments made in connection
 with acquisitions, net of
 cash acquired                         (32.1)          (27.4)       (1,191.1)            --
Proceeds from sale of
 property and business                  --              --               0.9             --
                                    --------        --------        --------         --------
Net cash (used) by investing
activities                             (88.7)          (79.7)       (1,218.7)            (7.6)

                           NOVEON INTERNATIONAL, INC.
                                       AND
                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                                    BFGOODRICH
                                                                                   PERFORMANCE
                                           NOVEON INTERNATIONAL, INC.               MATERIALS
                                    ------------------------------------------     ------------
                                                                   TEN MONTHS       TWO MONTHS
                                                                     ENDED            ENDED
                                     YEARS ENDED DECEMBER 31       DECEMBER 31      FEBRUARY 28
                                      2003            2002            2001             2001
                                    --------        --------        --------         --------
FINANCING ACTIVITIES
Decrease in short-term debt             (0.4)           (0.2)          (25.8)            (3.7)
Proceeds from issuance of
  long-term debt                          --              --           910.0               --
Repayments of long-term debt              --           (63.9)           (8.5)              --
Proceeds from sale of
  receivables, net                        --             2.2            (1.9)             0.5
Debt issuance costs                     (1.8)           (0.6)          (44.4)              --
Equity contribution from
  stockholder                             --              --           355.0               --
Repayments of seller note                 --           (49.8)             --               --
Issuance of common stock to
  employees                              1.2              --             4.0               --
Redemption of common stock              (0.2)             --              --               --
Transfers from (to)
  BFGoodrich                              --              --              --             40.7
                                    --------        --------        --------         --------
Net cash (used) provided by
  financing activities                  (1.2)         (112.3)        1,188.4             37.5
Effect of exchange rate
  changes on cash and cash
  equivalents                            9.2             3.8             0.4               --
                                    --------        --------        --------         --------
Net increase (decrease) in
  cash and cash equivalents             37.3           (44.5)          124.0             (1.7)
Cash and cash equivalents at
  beginning of period                   79.5           124.0              --             15.7
                                    --------        --------        --------         --------
CASH AND CASH EQUIVALENTS AT
END OF PERIOD                       $  116.8        $   79.5        $  124.0         $   14.0
                                    ========        ========        ========         ========



                 See notes to consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.
                                       AND
                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND BFGOODRICH INVESTMENT
                              (DOLLARS IN MILLIONS)


                                                                                                ACCUMULATED
                                                          COMMON       PAID IN      RETAINED   COMPREHENSIVE
                                                           STOCK       CAPITAL      DEFICIT    INCOME (LOSS)     OTHER      TOTAL
                                                           -----       -------      -------    -------------     -----      -----
STOCKHOLDERS' EQUITY--NOVEON
INTERNATIONAL, INC
OPENING BALANCE AT MARCH 1, 2001                          $   --       $   --        $   --        $   --        $   --    $   --
Equity contribution from stockholders                         --        355.0            --            --            --     355.0
Issuance of common stock to employees                         --          5.0            --            --          (1.0)      4.0
Comprehensive loss:
  Net loss                                                    --           --         (39.7)           --            --     (39.7)
  Net change in fair value of cash flow hedges                --           --            --          (5.7)           --      (5.7)
  Cumulative translation adjustment                           --           --            --          (4.5)           --      (4.5)
                                                                                                                           ------
Total comprehensive loss                                                                                                    (49.9)
                                                          ------       ------        ------        ------        ------    ------
BALANCE AT DECEMBER 31, 2001                                  --        360.0         (39.7)        (10.2)         (1.0)    309.1
Other                                                         --           --            --            --          (0.1)     (0.1)
Comprehensive income (loss):
  Net income                                                  --           --          23.7            --            --      23.7
  Net change in fair value of cash flow hedges                --           --            --          (9.0)           --      (9.0)
  Cumulative translation adjustment                           --           --            --          22.8            --      22.8
                                                                                                                           ------
Total comprehensive income                                                                                                   37.5
                                                          ------       ------        ------        ------        ------    ------
BALANCE AT DECEMBER 31, 2002                                  --        360.0         (16.0)          3.6          (1.1)    346.5
Issuance of common stock to employees, net                    --          1.0            --            --            --       1.0
Other                                                         --           --            --            --          (0.1)     (0.1)
Comprehensive income (loss):
  Net loss                                                    --           --          (7.9)           --            --      (7.9)
  Net change in fair value of cash flow hedges                --           --            --           4.5            --       4.5
  Cumulative translation adjustment                           --           --            --          68.3            --      68.3
                                                                                                                           ------
Total comprehensive income                                                                                                   64.9
                                                          ------       ------        ------        ------        ------    ------
BALANCE AT DECEMBER 31, 2003                              $   --       $361.0        $(23.9)       $ 76.4        $ (1.2)   $412.3
                                                          ======       =======       ======        ======        ======    ======

                                         BFGOODRICH
                                         PERFORMANCE
                                          MATERIALS
                                         -----------
                                         TWO MONTHS
                                           ENDED
                                         FEBRUARY 28
                                            2001
                                          -------
BFGOODRICH INVESTMENT
BEGINNING OF PERIOD                       $ 910.4
Net income                                    5.6
Cumulative translation adjustment             2.6
                                          -------
Comprehensive income                          8.2
Net transfers from (to) BFGoodrich           40.7
                                          -------
END OF PERIOD                             $ 959.3
                                          =======


                See notes to consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.
                                       AND
                        BFGOODRICH PERFORMANCE MATERIALS
        (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BFGOODRICH COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. ORGANIZATION AND ACQUISITION

        In these notes, "Noveon International, Inc.," "Noveon" or the "Company" refer to Noveon International, Inc., and its subsidiaries, except where the context makes clear that the reference is only to Noveon International, Inc. itself and not its subsidiaries. Any references to "Noveon, Inc." are to Noveon, Inc., our wholly owned operating subsidiary. Noveon International, Inc. owns 100% of Noveon, Inc. The Company and Noveon, Inc. commenced operations on March 1, 2001 through the acquisition on February 28, 2001 of certain assets and common stock of certain subsidiaries of the Performance Materials Segment (the "Predecessor Company" or "Performance Materials") of The BFGoodrich Company ("Goodrich"), now known as Goodrich Corporation (the "Acquisition").

        Noveon International, Inc. was organized for the purpose of owning all of the common stock of Noveon, Inc. and was capitalized through an equity contribution of $355.0 million from PMD Investors I LLC and PMD Investors II LLC (collectively, "PMD"), DLJ Merchant Banking Partners III, LP and affiliates ("DLJ Merchant Banking") and MidOcean Capital/PMD Investors, LLC ("MidOcean"). PMD is owned by investor groups led by AEA Investors LLC ("AEA"). The Company has no independent operations or investments other than its investment in Noveon, Inc. The Company made an equity contribution of $527.0 million to Noveon, Inc. comprised of $355.0 million in cash and $172.0 million from the seller note that the Company issued to a subsidiary of Goodrich in connection with the Company's Acquisition of the Predecessor Company. The seller note, which was subsequently sold by Goodrich, bears interest at an initial rate of 13% payable semi-annually in cash or additional notes at the option of the Company and increases to a rate of 15% after 5 years. If the interest is paid in cash, the interest rate remains at 13%. The Company may be dependent on the cash flows of Noveon, Inc. to repay the seller note upon maturity in 2011. See Note K for additional discussion of the Company's indebtedness and related restrictions on distributions from Noveon, Inc. At December 31, 2003, there was $165.9 million outstanding on the seller note.

        The Acquisition of the Predecessor Company was recorded under the purchase method of accounting. The purchase price before fees and expenses, totaling $21.4 million, was $1,386.5 million and consisted of cash of $1,167.1 million, assumption of debt and liabilities of $32.9 million, net of cash acquired, and a $172.0 million seller note issued to Goodrich.

        Pursuant to the Agreement for Sale and Purchase of Assets between Goodrich and the Company, the purchase price was subject to a post-closing working capital adjustment. On June 28, 2002, the Company entered into an agreement with Goodrich settling the working capital adjustment pursuant to which the Company paid Goodrich $14.5 million. The settlement payment and the costs associated with the settlement efforts have been reflected as an adjustment to the purchase price in the Company's financial statements and increased the goodwill associated with the Acquisition.

        The Acquisition of the Predecessor Company from Goodrich was financed through term loan borrowings under Noveon, Inc.'s credit facilities, proceeds from the offering of senior subordinated notes, and the $527.0 million equity contribution from the Company, comprised of $355.0 million in cash and $172.0 million from the seller note issued to Goodrich. The proceeds from the credit facilities included $125.0 million on the six-year Term Loan A facility and $510.0 million on the seven and one-half year Term Loan B facility. The proceeds from the 11% Senior Subordinated Notes due 2011 were $275.0 million.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


A. ORGANIZATION AND ACQUISITION (Continued)


        The assets acquired and liabilities assumed of the Predecessor Company were recorded at fair values. The deferred income taxes provided in the purchase price allocation are attributed to the tax effects of differences between the assigned values and the tax basis of assets acquired (except for certain goodwill which is non-deductible for tax purposes) and liabilities assumed.

        As of the Acquisition date, management began to assess a plan to consolidate and/or exit activities of the business and reduce the number of personnel at the Company. Management completed this assessment and finalized the components of the plan, including exiting certain non-core product lines and investments and undertaking efficiency and productivity initiatives at selected locations. The assets have been adjusted to fair values through purchase accounting. Included in the purchase price allocation was a $12.9 million accrual for termination benefits and exit costs related to the components of the plan.

        The following unaudited pro forma data summarizes the results of operations for the year ended December 31, 2001 as if the Company had been acquired as of January 1, 2001. The pro forma data gives effect to actual operating results prior to the Acquisition (January 1, 2001 to February 28, 2001). Adjustments to interest expense, goodwill amortization and income taxes related to the Acquisition are reflected in the pro forma data. In addition, the results of textile dyes and drug delivery systems businesses, which were not part of the Acquisition, are excluded from the pro forma results. These pro forma amounts do not purport to be indicative of the results that would have actually been attained if the Acquisition had occurred as of the beginning of the periods presented or that may be attained in the future.

(IN MILLIONS)               2001
-------------               ----
Net sales               $  1,062.3
Operating income              66.2
Net loss                     (52.4)

B. BASIS OF PRESENTATION

        The consolidated financial statements of the Predecessor Company present the consolidated results of operations and financial condition as it operated as the Performance Materials Segment of Goodrich, including certain adjustments and allocations, prior to the Acquisition.

        Goodrich's investment represents Goodrich's equity investment in Performance Materials. Interest expense associated with Goodrich's general corporate debt was not charged to Performance Materials and has not been allocated to Performance Materials. Performance Materials received funding for its operations from Goodrich as deemed necessary. All transfers to and from Goodrich have been reported in the Goodrich investment account.

        During the two months ended February 28, 2001, Performance Materials was allocated $0.8 million in costs from Goodrich. Certain costs, such as employee benefits, legal and executive compensation, were specifically attributed to Performance Materials. These costs amounted to $0.5 million for the two months ended February 28, 2001. Certain costs, such as the corporate aircraft, tax, accounting, and

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


B. BASIS OF PRESENTATION (Continued)

other corporate shared services, were allocated to Performance Materials primarily based on estimates of the time spent on Performance Materials matters. These costs amounted to $0.3 million for the two months ended February 28, 2001. Performance Materials also participated in certain benefit plans of Goodrich, the cost of which was allocated to Performance Materials and is included in the accompanying financial statements but is not reflected in the amounts above. Management of the Predecessor Company believes these allocations are reasonable.

        The results for the Predecessor Company are not necessarily comparable to those of the Company because of the exclusion of certain businesses from the Acquisition and changes in organizational structure, recorded asset values, cost structure and capitalization of the Company resulting from the Acquisition.

C. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements reflect the accounts of the Company and its majority-owned subsidiaries. Intercompany accounts and transactions are eliminated.

REVENUE AND INCOME RECOGNITION

        Revenue from the sale of products is recognized at the point of passage of title, which is at the time of shipment or consumption by the customer for inventory on consignment. The Company requires that persuasive evidence of a revenue arrangement exists, delivery of product has occurred, the price to the customer is fixed and determinable and collectibility is reasonably assured before revenue is realized and earned. Rebates, customer claims, allowances, returns and discounts are reflected as reductions from gross sales in determining net sales. Rebates are accrued based on contractual relationships with customers as shipments are made. Customer claims, returns and allowances and discounts are accrued based on our history of claims and sales returns and allowances. Allowances for doubtful accounts are maintained for estimated losses resulting from the inability of customers to make required payments.

CASH EQUIVALENTS

        Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase.

INVENTORIES

        Inventories are stated at the lower of cost or market. The elements of inventory cost include raw materials and labor and manufacturing overhead costs attributed to the production process. Most domestic inventories are valued by the last-in, first-out (LIFO) cost method. Inventories not valued by the LIFO method are valued principally by the average cost method. The Company provides for allowances for excess and obsolete inventory based on the age and quality of the Company's products.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C. SIGNIFICANT ACCOUNTING POLICIES (Continued)

LONG-LIVED ASSETS

        Property, plant and equipment of the Predecessor Company and property, plant and equipment purchased subsequent to the Acquisition, including amounts recorded under capital leases, are recorded at cost. Appraisals of fair value were obtained for property, plant and equipment acquired in the Acquisition. Depreciation and amortization are computed principally using the straight-line method over the following estimated useful lives: buildings and improvements, 15 to 40 years; machinery and equipment, 5 to 15 years. Repairs and maintenance costs are expensed as incurred.

        Identifiable intangible assets are recorded at cost, or when acquired as a part of a business combination, at estimated fair value. These assets include principally patents and other technology agreements and trademarks. Appraisals of fair value were obtained for identifiable intangibles acquired in the Acquisition. The appraised value of identifiable intangibles acquired totaled $201.8 million, and included approximately $156.9 million of identifiable intangibles for technology. They are amortized using the straight-line method over estimated useful lives of primarily 15 years.

        Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses and was amortized by the straight-line method over 20 years through December 31, 2001. See Note I for an additional discussion of the impairment tests performed in 2003 and 2002 related to goodwill.

        Impairment of long-lived assets, other than goodwill, is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the estimate of undiscounted cash flows over the remaining estimated useful life of the assets are less than the carrying value of the assets. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset. See Note E for an additional discussion of the impairment test performed in 2003 related to fixed assets.

DEBT ISSUANCE COSTS

        Costs associated with the issuance of Noveon, Inc.'s credit facilities and senior subordinated notes have been capitalized in other assets in the consolidated balance sheet and are being amortized using the interest method over the life of the related agreements ranging in periods of six through ten years.

FREIGHT-OUT COSTS

        The Company includes costs of shipping and handling within cost of goods sold in the statement of operations.

FINANCIAL INSTRUMENTS

        Financial instruments recorded on the balance sheet include cash and cash equivalents, accounts and notes receivable, accounts payable and debt. Because of their short maturity, the carrying value of cash and cash equivalents, accounts and notes receivable, accounts payable and short-term bank debt approximates fair value. Fair value of long-term debt is based on quoted market prices.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The fair value of foreign currency forward contracts and interest rate swap agreements is based on quoted market prices.

DERIVATIVE AND HEDGING ACTIVITIES

        The Company recognizes its derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company designates the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

        For derivative instruments that are designated and qualify as a fair value hedge (i.e., hedging the exposure to changes in the fair value of an asset or a liability or an identified portion thereof that is attributable to a particular risk), the gain or loss on the derivative instrument as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in current earnings during the period of the change in fair values. For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. For derivative instruments that are designated and qualify as a hedge of a net investment in a foreign currency, the gain or loss is reported in other comprehensive income as part of the cumulative transaction adjustment to the extent it is effective. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in current earnings during the period of change.

        As required by the credit agreement, Noveon, Inc. has entered into interest rate swap agreements (cash flow hedges) to limit its exposure to interest rate fluctuations on $180.0 million of the outstanding principal of Noveon, Inc.'s Term Loans through 2005. In 2003, Noveon, Inc. entered into an additional interest rate swap agreement with a notional amount of $25.0 million on its Term Loan B through 2007. These agreements require Noveon, Inc. to pay a fixed rate of interest while receiving a variable rate. The net payments or receipts under these agreements are recognized as an adjustment to interest expense in the Company's results of operations. For the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001, the Company recorded $8.0 million, $6.5 million and $2.0 million, respectively, of interest expense as a result of these swap agreements. At December 31, 2003 and 2002, the fair value of these swap arrangements, included in other non-current liabilities, totaled approximately $10.2 million and $14.7 million, respectively. The offsetting impact of this hedge transaction is included in accumulated other comprehensive loss.

        The Company has entered into forward foreign currency exchange contracts, totaling $19.2 million and $10.3 million at December 31, 2003 and 2002, respectively, to hedge certain firm commitments

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C. SIGNIFICANT ACCOUNTING POLICIES (Continued)

denominated in foreign currencies. The purpose of the Company's foreign currency hedging activities is to protect the Company from risk that the eventual cash flows from the purchase or sale of products to international customers will be adversely affected by changes in the exchange rates. As of December 31, 2003 and 2002, the fair value of these forward exchange contracts was not material to the Company's consolidated financial position, results of operations or cash flow.

        The Company has foreign denominated floating rate debt to protect the value of its investments in its foreign subsidiaries in Europe. Realized and unrealized gains and losses from these hedges are not included in the income statement, but are shown in the cumulative translation adjustment account included in other comprehensive loss. During the years ended December 31, 2003 and 2002, $17.3 million and $10.1 million of net losses, respectively, and net gains of $2.1 million during the ten months ended December 31, 2001 are included in the cumulative translation adjustment related to the foreign denominated floating rate debt.

STOCK-BASED COMPENSATION

        As more fully described in Note S, the Company has a stock option plan in which certain eligible employees of the Company participate. The Company and the Predecessor Company account for stock-based employee compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.


                                                                                     TEN MONTHS
                                                             YEARS ENDED                ENDED
                                                             DECEMBER 31             DECEMBER 31
                                                         2003            2002           2001
                                                       -------         -------         -------
Net income (loss) as reported                          $  (7.9)        $  23.7         $ (39.7)
Deduct: Total stock-based employee compensation
expense determined under fair value based
method for all awards, net of related tax
effects                                                   (3.1)           (2.6)           (1.5)
                                                       -------         -------         -------
Pro forma net income (loss)                            $ (11.0)        $  21.1         $ (41.2)
                                                       =======         =======         =======

        The effects of applying SFAS No. 123 may not be representative of the effects on reportable net income (loss) in future years.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C. SIGNIFICANT ACCOUNTING POLICIES (Continued)

EARNINGS (LOSS) PER COMMON SHARE

        Basic earnings per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The weighted-average number of common shares outstanding for computing basic EPS was 3,602,062 shares, 3,600,222 shares and 3,555,267 shares for the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001, respectively. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. There were no dilutive securities or contracts in 2003, 2002 or 2001. No adjustments were made to reported net income in the computation of EPS. There is no applicable EPS calculation for the periods in which the Company was owned by Goodrich.

INCOME TAXES

        The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method.

        Historically, the Predecessor Company's operations have been included in the consolidated income tax returns filed by Goodrich. Income tax expense in the Predecessor Company's consolidated statement of operations is calculated on a separate tax return basis as if the Predecessor Company had operated as a stand-alone entity.

RESEARCH AND DEVELOPMENT EXPENSE

        The Company performs research and development under Company-funded programs for commercial products. Total research and development expenditures for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001 were $44.8 million, $37.3 million, $29.9 million and $7.2 million, respectively.

RECLASSIFICATIONS

        Certain amounts in prior financial statements have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

        In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," that requires the recognition of the fair value of the liability for closure and removal costs associated with

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C. SIGNIFICANT ACCOUNTING POLICIES (Continued)

the resulting legal obligations upon retirement or removal of any tangible long-lived assets be recognized in the period in which it is incurred. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. The Company adopted this statement effective January 1, 2003. Under this standard, the Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of fair value can be determined. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The cumulative effect of this change in accounting principle resulted in a charge of $0.5 million (net of income taxes of $0.2 million) in 2003. The pro forma effects as if the Company adopted SFAS No. 143 on January 1, 2001 are not material to the results of operations. The impact on the Company's consolidated financial position at December 31, 2003 was not material.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that supersedes SFAS No. 121, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The statement retains the fundamental provisions of SFAS No. 121 related to the recognition and measurement of the impairment of long-lived assets to be "held and used," provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset (group) to be disposed of other than by sale (i.e., abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset (group) as "held for sale." The Company adopted this statement effective January 1, 2002. Upon adoption, this statement had no impact on the Company's consolidated financial position or results of operations. See Note E for a discussion of current year impairment charge.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." In most cases, SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment is required for certain extinguishments as provided in APB Opinion No. 30. SFAS No. 145 also amends SFAS No. 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor). The Company adopted the statement during 2002 and recorded a $12.4 million gain on early extinguishment of a portion of its seller notes within other expense (income)--net.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted this statement effective January 1, 2003. Upon adoption, this statement had no impact on the Company's consolidated financial position or results of operations.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 ("Issue 00-21"), "Revenue Arrangements with Multiple Deliverables." Issue 00-21 provides

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


C.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

guidance on how to account for arrangements that involve delivery or performance of multiple products, services and/or rights to use assets. The adoption of Issue 00-21 in July 2003 had no impact on the Company's consolidated financial position or results of operations.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires guarantors to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee for those guarantees initiated or modified after December 31, 2002. However, certain guarantees, including product warranties and guarantees between parties under common control (i.e., parent and subsidiary), are not required to be recognized at fair value at inception. FIN No. 45 also requires additional disclosures of guarantees, including product warranties and guarantees between parties under common control, beginning with interim or annual periods ending after December 15, 2002. Guarantees initiated prior to December 31, 2002 are not recognized as a liability measured at fair value per FIN No. 45, but are subject to the disclosure requirements. The effect of adoption had no impact on the Company's consolidated financial position or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 clarifies the application of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements" for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 requires that variable interest entities, as defined, be consolidated by the primary beneficiary, which is defined as the entity that is expected to absorb the majority of the expected losses, receive a majority of the expected residual returns, or both. The Company adopted this statement in 2003. The effect of adoption had no impact on the Company's consolidated financial position or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement had no impact on the Company's consolidated financial position or results of operations.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 also requires that an issuer classify a financial instrument that is within its scope as a liability, many of which were previously classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective on July 1, 2003. The Company's adoption of this statement had no impact on its consolidated financial statements.

D.    ACQUISITIONS

        The following acquisitions by the Company and Predecessor Company were recorded using the purchase method of accounting. The results of operations of these acquired businesses have been included in the Company's results since the respective dates of acquisition. The pro forma effect of these acquisitions was not material to the Company's consolidated financial position or results of operations.

        During 2003, the Company purchased select assets and technology from a European extruder of electrostatic dissipative sheet; acquired a 5% equity investment in a company that produces TPU-based cushion technology; and purchased select assets of Thermedics Polymer Products, LLC, a manufacturer of aliphatic thermoplastic polyurethane, from VIASYS Healthcare, Inc., all of which are included in the Company's Specialty Materials segment. The Company purchased the remaining minority shares of its joint venture company, Indiamalt Private Ltd., and acquired a controlling interest in Specialty Natural Products Co., Ltd. ("SNP"), a manufacturer of botanical extracts used in personal care product formulations based in Thailand, for its Consumer Specialties segment. The Company purchased certain water-based overprint coatings technology and manufacturing assets for its Performance Coatings segment. Final determinations of the fair value of certain assets are in process. Accordingly, the preliminary purchase price allocations are subject to revision. The aggregate purchase price of $32.1 million paid for these acquisitions and investment was allocated to the assets acquired and liabilities assumed and resulted in goodwill of $13.9 million.

        During 2002, the Company purchased certain tangible assets of a distributor of personal care and pharmaceutical products in Latin America; certain assets, technology and other intellectual property from a colors dispersions business; and certain assets, technology and other intellectual property related to aroma chemicals, all of which were added to its Consumer Specialties segment. The Company purchased certain tangible assets and technology of a textile coatings business for its Performance Coatings segment. The Company acquired the common stock of Gemoplast SA, which is a business located in Lyon, France engaged in the development, production and marketing of plastic alloys for its Specialty Materials segment. The total cash paid for these 2002 acquisitions was $11.9 million, which was allocated to the assets acquired and liabilities assumed and resulted in goodwill of $5.3 million.

        During 2001, the Company acquired certain intellectual property and tangible assets related to the production of cross-linked polyethelene products as an addition to the Company's TempRite(R) CPVC product family within the Specialty Materials segment for $3.6 million.

E.    RESTRUCTURING AND SEVERANCE COSTS

        In 2003, the Company announced the relocation of the Sancure(R) polyurethane dispersions line, part of the Company's Performance Coatings segment, to its Avon Lake, Ohio facility and the closing of the Leominster, Massachusetts facility. Production is expected to be completely shifted to the Avon Lake site by the end of 2004. In conjunction with the announced closing of the Leominster facility, the Company performed an evaluation of the ongoing value of the long-lived assets at that facility. The Company determined that the long-lived assets were impaired and no longer recoverable. As a result, the long-lived asset carrying value was written down to its estimated fair value of $1.4 million, which was determined by an independent appraisal, and an impairment charge of $5.7 million was recorded.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

E. RESTRUCTURING AND SEVERANCE COSTS (Continued)

Additionally, in 2003, in order to increase efficiency and productivity and to reduce costs, the Company reduced headcount at various administrative and manufacturing facilities.

        Through these various restructuring efforts, the Company planned to eliminate approximately 80 positions across all segments. Approximately 50% of the affected employees have left their positions as of December 31, 2003. In conjunction with these restructuring plans, the Company recorded severance costs of $6.2 million pursuant to its existing severance plan.

        During 2002, the Company consolidated its static control manufacturing facilities into its Malaysia facility and closed the Twinsburg, Ohio leased facility in order to improve productivity in the electronics industry-related product lines. In conjunction with this consolidation, the Company incurred personnel-related charges as well as closure costs related to this leased facility.

        In June 2001, in order to increase efficiency and productivity, reduce costs and support the Company's global growth strategy, the Company reduced headcount at facilities throughout its global operations, restructured its colorants business in Cincinnati, Ohio, and discontinued its flush pigments and colorformers product lines. Through these restructuring efforts, the Company planned to eliminate approximately 440 positions. All of the affected employees have left their positions as of December 31, 2003 and the remaining personnel-related costs are anticipated to be paid by 2007. In 2003, the Company recorded $1.1 million of consolidation costs in conjunction with this restructuring plan, which consisted primarily of personnel-related costs. The Company also recorded net consolidation costs of $4.7 million in 2002 consisting of $1.2 million in personnel-related costs associated with the closing of a plant in the United Kingdom and $3.5 million of other restructuring related expenses. Also in 2002, the restructuring accrual was reduced by $1.6 million, which represents a revision of prior estimates recorded at the date of the Acquisition, with a corresponding reduction in goodwill.

        The restructuring accrual is summarized below:

                                          BALANCE                                   BALANCE
                                         JANUARY 1                                 DECEMBER 31
                                            2003       PROVISION      ACTIVITY       2003
                                         ----------    ---------      --------     -----------
PERSONNEL-RELATED COSTS
2003 Restructurings                         $--          $ 6.1         $ (3.4)        $ 2.7
2001 Restructurings                           2.1          0.7           (1.5)          1.3

RELOCATION AND RESTRUCTURING EXPENSE
2003 Restructurings                          --            0.1           (0.1)         --
2001 Restructurings                          --            0.3           (0.3)         --

FACILITY CLOSURE COSTS
2002 Restructurings                           0.2          0.2           (0.3)          0.1
2001 Restructurings                           0.6          0.1           (0.4)          0.3

ASSET IMPAIRMENT
2003 Restructurings                          --            5.7           (5.7)         --
                                            -----        -----         ------        -----
                                            $ 2.9        $13.2         $(11.7)       $ 4.4
                                            =====        =====         ======         =====

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


E. RESTRUCTURING AND SEVERANCE COSTS (Continued)


                                          BALANCE                              ADJUSTMENT     BALANCE
                                          JANUARY 1                          TO ACQUISITION  DECEMBER 31
                                            2002     PROVISION     ACTIVITY       COST         2002
                                          ---------  ---------     --------  --------------  -----------
PERSONNEL-RELATED COSTS
2002 Restructurings                         $--         $0.1        $(0.1)       $ --          $--
2001 Restructurings                          6.0         1.2         (3.5)        (1.6)         2.1
Pre-Acquisition Restructurings               0.2         --          (0.2)         --           --

RELOCATION AND RESTRUCTURING EXPENSE
2002 Restructurings                          --          0.1         (0.1)         --           --
2001 Restructurings                          --          3.1         (3.1)         --           --
Pre-Acquisition Restructurings               --          0.1         (0.1)         --           --

FACILITY CLOSURE COSTS
2002 Restructurings                          --          1.1         (0.9)         --           0.2
2001 Restructurings                          0.7         0.4         (0.5)         --           0.6
                                            ----        ----         ----         ----         ----
                                            $6.9        $6.1        $(8.5)       $(1.6)        $2.9
                                            ====        ====         ====         ====         ====

                                          BALANCE                                  BALANCE
                                           MARCH 1                                DECEMBER 31
                                            2001       PROVISION     ACTIVITY        2001
                                            -----        -----         -----         -----
PERSONNEL-RELATED COSTS
2001 Restructurings                         $11.6          $--        $ (5.6)        $ 6.0
Pre-Acquisition Restructurings                2.7           --          (2.5)          0.2

RELOCATION AND RESTRUCTURING EXPENSE
2001 Restructurings                          --            1.2          (1.2)         --
Pre-Acquisition Restructurings               --            1.1          (1.1)         --

FACILITY CLOSURE COSTS
2001 Restructurings                           1.3         --            (0.6)          0.7

ASSET IMPAIRMENT
2001 Restructurings                          --            0.8          (0.8)         --
                                            -----        -----         -----         -----
                                            $15.6        $ 3.1        $(11.8)        $ 6.9
                                            =====        =====         =====         =====

F.    ACCOUNTS RECEIVABLE

        The Company had an agreement to sell certain Spanish Peseta denominated trade accounts receivable without recourse, up to a maximum of approximately $5.5 million. At December 31, 2002, $2.2 million of receivables were sold under this agreement and reflected as a reduction of accounts receivable. The receivables were sold at a discount, which was included in interest expense. This agreement was discontinued in 2003.

        The following table summarizes the activity in allowances for accounts receivable:

                                         BALANCE AT                             BALANCE
                                         BEGINNING   COSTS AND                  AT END
(IN MILLIONS)                            OF PERIOD   EXPENSES   DEDUCTIONS     OF PERIOD
-------------                            ---------   --------   ----------     ---------
Year ended December 31, 2003              $ 9.0       $20.9        $22.4        $ 7.5
Year ended December 31, 2002                8.7        21.9         21.6          9.0
Ten months ended December 31, 2001          6.5        25.0         22.8          8.7
Two months ended February 28, 2001          6.9         6.3          6.7          6.5

        Costs and expenses relate to allowances for returns, sales credits and provisions for bad debts. Deductions include sales credits issued and write-offs of doubtful accounts, net of recoveries. Write-offs of doubtful accounts, net of recoveries, were $0.8 million, $0.5 million, $1.2 million and $0.4 million for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively.

G. INVENTORIES

        Inventories consisted of the following:

                                                               DECEMBER 31
(IN MILLIONS)                                              2003           2002
------------                                             -------        -------
Finished products                                        $ 120.8        $ 107.4
In process                                                   5.0            3.6
Raw materials                                               35.9           33.1
                                                         -------        -------
Total                                                    $ 161.7        $ 144.1
                                                         =======        =======

        Approximately 45% and 53% of inventory was valued by the LIFO method in 2003 and 2002, respectively. At December 31, 2003 and 2002, LIFO inventory approximated first-in, first-out (FIFO) cost.

H. PROPERTY, PLANT AND EQUIPMENT--NET

        Property, plant and equipment--net consisted of the following:

                                               DECEMBER 31
(IN MILLIONS)                             2003            2002
-------------                           -------         -------
Land                                    $  44.1         $  40.5
Buildings and improvements                160.2           143.3
Machinery and equipment                   663.1           580.8
Construction in progress                   23.2            35.2
                                        -------         -------
                                          890.6           799.8
Less allowances for depreciation         (207.7)         (129.1)
                                        -------         -------
Total                                   $ 682.9         $ 670.7
                                        =======         =======

        Amounts charged to expense for depreciation were $76.7 million, $70.8 million, $56.5 million, and $10.4 million for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively.

I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

        The FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," in July 2001. The statement addressed financial accounting and reporting for acquired goodwill and other intangible assets and supersedes Accounting Principles Board ("APB") Opinion No. 17, "Intangible Assets." SFAS No. 142 applied to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Under these rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. Other intangible assets continue to be amortized over their useful lives. The Company adopted SFAS No. 142 effective January 1, 2002. During the second quarter of 2002, the Company performed the first of the required impairment tests of goodwill as of January 1, 2002. During the fourth quarter of 2003 and 2002, the annual impairment test of goodwill was performed. The Company determined that no goodwill impairment had occurred.

        After giving effect to the elimination of goodwill amortization, as required by the provisions of SFAS No. 142, net income (loss) for the ten months ended December 31, 2001 and the two months ended February 28, 2001 would have been as follows:

                                                 NOVEON           BFGOODRICH
                                             INTERNATIONAL,      PERFORMANCE
                                                  INC.            MATERIALS
                                           -----------------  -----------------
                                               TEN MONTHS         TWO MONTHS
                                                 ENDED              ENDED
                                              DECEMBER 31        FEBRUARY 28
(IN MILLIONS)                                     2001               2001
-------------                               ----------------  -----------------
Reported net income (loss)                            $ (39.7)            $  5.6
Goodwill amortization                                    15.1                3.0
Tax effect on amortization                                 --               (0.1)
                                            -----------------  -----------------
Pro forma net income (loss)                           $ (24.6)            $  8.5
                                            =================  =================

Net loss per basic and diluted
 share, as reported                                   $(11.17)
Add amortization of goodwill,
 net of taxes                                            4.25
                                            -----------------
Pro forma net loss per basic and
  diluted share                                        $(6.92)
                                             ================

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS (Continued)


        The changes in the carrying amount of goodwill by reporting segment during the years ended December 31, 2003 and 2002 are as follows:

                                            CONSUMER      SPECIALTY     PERFORMANCE
(IN MILLIONS)                              SPECIALTIES    MATERIALS       COATINGS      TOTAL
-------------                              -----------    ---------       --------      -----
Goodwill balance at January 1, 2003          $111.1        $151.2        $105.0        $367.3
Effect of acquisitions in 2003                  2.2           2.9           8.8          13.9
Impact of foreign currency and other            8.2          11.7          14.9          34.8
                                             ------        ------        ------        ------
Goodwill balance at December 31, 2003        $121.5        $165.8        $128.7        $416.0
                                             ======        ======        ======        ======

                                                    CONSUMER       SPECIALTY   PERFORMANCE
(IN MILLIONS)                                      SPECIALTIES     MATERIALS     COATINGS        TOTAL
-------------                                      -----------     ---------     --------        -----
Goodwill balance at January 1, 2002                  $  102.3      $  144.7      $   99.9      $  346.9
Finalization of purchase price allocation for
acquisitions in 2001                                      7.6           4.4           3.1          15.1
Effect of acquisitions in 2002                            1.2           2.1           2.0           5.3
                                                     --------      --------      --------      --------
Goodwill balance at December 31, 2002                $  111.1      $  151.2      $  105.0      $  367.3
                                                     ========      ========      ========      ========

        Intangible assets that continue to be subject to amortization were comprised of the following at December 31, 2003:

                                                                       WEIGHTED
                              GROSS                       NET           AVERAGE
                             CARRYING     ACCUMULATED   CARRYING      AMORTIZATION
(DOLLARS IN MILLIONS)         AMOUNT     AMORTIZATION    AMOUNT          PERIOD
---------------------         ------     ------------    -----         ----------
Technology                    $162.4        $ 30.7       $131.7        15.0 years
Trademarks                      47.3           8.8         38.5        15.1 years
Non-compete agreements           3.4           0.7          2.7         4.6 years
                              ------        ------       ------
Total                         $213.1        $ 40.2       $172.9        15.0 years
                              ======        ======       ======

        Intangible assets that continue to be subject to amortization were comprised of the following at December 31, 2002:

                                                                     WEIGHTED
                              GROSS                        NET        AVERAGE
                             CARRYING    ACCUMULATED    CARRYING    AMORTIZATION
(DOLLARS IN MILLIONS)         AMOUNT     AMORTIZATION    AMOUNT       PERIOD
---------------------        --------    ------------   --------    ------------
Technology                    $158.9        $ 19.2       $139.7        15.0 years
Trademarks                      47.0           5.8         41.2        15.1 years
Non-compete agreements           1.3           0.1          1.2         5.0 years
                              ------        ------       ------
Total                         $207.2        $ 25.1       $182.1        15.0 years
                              ======        ======       ======

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


I. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS (Continued)


        Amortization expense for intangible assets subject to amortization was $14.7 million, $13.9 million, $11.4 million and $1.0 million for the years ended December 31, 2003, 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively. Estimated annual amortization expense for intangible assets subject to amortization approximates $14.5 million for each of the next five years.

J. ACCRUED EXPENSES

        Accrued expenses consisted of the following:

                                              DECEMBER 31
(IN MILLIONS)                              2003           2002
-------------                            -------        -------
Wages, vacations, pensions and           $  36.0        $  31.3
other employment costs
Accrued interest                            17.9           18.4
Accrued rebates                             11.7            9.5
Taxes, other than federal and                5.0            7.4
foreign taxes on income
Restructuring and severance costs            4.4            2.9
Accrued environmental liabilities            0.8            0.9
Other                                        4.5            7.7
                                         -------        -------
  Total                                  $  80.3        $  78.1
                                         =======        =======

K. FINANCING ARRANGEMENTS

Short-term Bank Debt

        At December 31, 2003, the Company had no short-term bank debt outstanding. At December 31, 2002, the Company had $0.4 million of short-term bank debt outstanding under various foreign facilities. Weighted-average interest rates on short-term borrowings were 3.7%, 10.0% and 5.4%, for the year ended December 31, 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively.

Long-term Debt

        In connection with the Acquisition, Noveon, Inc. entered into credit facilities and issued subordinated notes. In July 2003, Noveon, Inc. amended and refinanced the term loans within these credit facilities. The amendment and refinancing were not deemed to be a substantial modification of the credit facilities, and accordingly, were not accounted for as a debt extinguishment.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



K.  FINANCING ARRANGEMENTS (Continued)

        The credit facilities, as amended, include (1) a Term Loan A facility that matures on March 31, 2007, (2) a Term Loan B facility that matures on December 31, 2009 and (3) a revolving credit facility in the amount of $125.0 million that expires on March 31, 2007. A portion of the revolving credit facility is made available in various foreign currencies. At December 31, 2003, all of Term Loan A, or $37.9 million, and $82.6 million of Term Loan B were denominated in euros. While borrowings under Term Loans A and B were used to finance the Acquisition, borrowings under the revolving credit facility may be used for working capital and for general corporate purposes. At December 31, 2003, there was $37.9 million outstanding on Term Loan A and $551.2 million outstanding on Term Loan B.

        Borrowings under the credit facilities bear interest in an amount equal, at Noveon, Inc.'s option, to either (1) the reserve adjusted eurocurrency rate plus an applicable borrowing margin or (2) the base rate plus an applicable borrowing margin. The reserve adjusted eurocurrency rate is the average of the offered quotation in the interbank eurodollar market for U.S. dollar deposits, approximately equal to the outstanding principal amount of Noveon, Inc.'s eurocurrency rate loans. The base rate is the greater of (1) the prime rate or
(2) the federal funds rate plus 50 basis points. The applicable borrowing margins for eurocurrency and base rate loans are based upon the most recent leverage ratio submitted by Noveon, Inc. to the administrative agent. Applicable borrowing margins are as follows:

                                        December 31
                                   ---------------------
                                   2003            2002
                                   ----            ----
Eurocurrency rate loans:
 Revolving loans                   2.75%           2.75%
 Term A dollar loans               --              2.75%
 Term A euro loans                 2.75%           2.75%
 Term B dollar loans               2.75%           3.50%
 Term B euro loans                 3.00%           3.50%

Base rate loans:
 Revolving loans                   1.75%           1.75%
 Term A dollar loans               1.75%           1.75%
 Term B dollar loans               2.00%           2.50%

        Interest periods for eurocurrency rate loans are one, two, three or six months, subject to availability. Interest on eurocurrency rate loans is payable at the end of the applicable interest period, except for six-month interest periods in which case interest is payable every three months. Interest on base rate loans is payable quarterly in arrears. Upon an event of default, all loans will bear an additional 2.0% of interest for as long as the event of default is continuing. At December 31, 2003, the average interest rates for Term Loans A and B were 4.76% and 4.51%, respectively, exclusive of the effects of the swap agreements disclosed in Note C. At December 31, 2002, the average interest rates for Term Loans A and B were 5.53% and 5.62%, respectively, exclusive of the effects of the swap agreements disclosed in Note C. At December 31, 2003 and 2002, the average interest rate for Term Loan B was 6.03% and 6.91%, respectively, inclusive of the effects of the swap agreements.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



K.  FINANCING ARRANGEMENTS (Continued)

        The credit facilities are secured by a first priority security interest in substantially all of Noveon, Inc.'s assets and the assets of its domestic subsidiaries. In addition, the credit facilities are secured by Noveon, Inc.'s stock, the stock of its domestic subsidiaries and 65% of the stock of its first tier foreign subsidiaries. The credit facilities do require prepayments of portions of principal for certain asset dispositions, other equity or debt issuances and excess cash positions. The credit facilities require Noveon, Inc. to pay commitment fees of 0.5% on the unused portion of the revolving line of credit.

        At December 31, 2003 and 2002, Noveon, Inc. had no amounts outstanding on the revolving credit facility and $119.2 million was available for borrowing, net of $5.8 million on outstanding letters of credit.

        The credit facilities contain customary covenants that restrict Noveon, Inc.'s and its restricted subsidiaries' ability to:

         - incur liens, except specified liens, including liens incurred in the ordinary course of business, liens on property we acquire, and other liens of up to $5.0 million;

         - incur additional indebtedness, except specified indebtedness, including indebtedness of our foreign subsidiaries for working capital purposes of up to $25.0 million, unsecured indebtedness of up to $20.0 million, other indebtedness of up to $5.0 million, and other unsecured subordinated indebtedness;

         - sell assets, except specified asset sales, including asset sales in the ordinary course of business and other asset sales so long as 80% of the sales price from such asset sales is paid in cash and the total amount of such asset sales does not exceed 15% of our total assets;

         - enter into any business combination, except certain business combinations of our subsidiaries that do not constitute an event of default under the credit facilities;

         - pay dividends and make other restricted payments, except certain payments, including payments to purchase up to $7.0 million of our common stock per fiscal year from our employees whose employment has terminated and payments in an amount not to exceed 25% of Noveon, Inc.'s consolidated net income arising from and after June 30, 2003, provided the pro forma leverage ratio would be no more than 3.25 to 1.0;

         - issue stock, unless there is no event of default under the credit facilities, the administrative agent under the credit facilities consents to the issuance and the proceeds from the issuance are applied as provided in the credit facilities;

         - enter into sale and leaseback transactions, except sale and leaseback transactions in an aggregate amount of up to $5.0 million;

         - make loans and investments, except certain loans and investments, including loans and investments made in the ordinary course of business and other investments of up to $5.0 million;

         -        enter into new lines of business;

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



K.  FINANCING ARRANGEMENTS (Continued)

         - make accounting changes, unless any change is required by generally accepted accounting principles, the change is disclosed to the lenders under the credit facilities and prior financial statements that are affected by the change are restated as required; and

         - engage in various transactions with affiliates, unless such transactions are on terms as favorable as could be obtained in an arm's-length transaction and in the ordinary course of business.

        In addition, the credit facilities require Noveon, Inc. to comply with specified financial covenants, including maintenance of net worth, limitations on capital expenditures, minimum interest coverage ratios and maximum leverage ratios. The net worth covenant requires that Noveon, Inc.'s net worth on the last day of any fiscal quarter exceed 80% of its consolidated net worth on February 28, 2001 plus 50% of its net income since December 31, 2000. The capital expenditures covenant generally prohibits Noveon, Inc. from spending more than $75.0 million per fiscal year on capital expenditures. The capital expenditures covenant permits Noveon, Inc. to carry forward any unused capital expenditures amount from one fiscal year to the next fiscal year. The capital expenditures covenant also permits Noveon, Inc. to make additional capital expenditures in an aggregate amount of up to $20.0 million. The interest coverage ratio requires that, as of the last day of each fiscal quarter, Noveon, Inc.'s ratio of EBITDA, as defined in the credit facilities, to its interest expense, exceed 2.35 to 1.0 through December 31, 2004. The interest coverage ratio increases on June 30 of each year thereafter. The maximum leverage ratio requires that, as of the last day of each fiscal quarter, Noveon, Inc.'s ratio of its indebtedness minus its cash and cash equivalents to EBITDA, as defined in the credit facilities, not exceed 4.25 to 1.0 through December 31, 2004. The maximum leverage ratio decreases on June 30 of each year thereafter. Noveon, Inc. was in compliance with all covenants at December 31, 2003.

        The $275.0 million senior subordinated notes mature on February 28, 2011 and interest accrues at 11% per year. Interest payments on the notes occur on March 15 and September 15 of each year. The notes contain customary provisions for events of default. Noveon, Inc. was in compliance with all terms and conditions of the senior subordinated notes at December 31, 2003.


        The senior subordinated notes contain customary covenants that restrict Noveon, Inc. and its restricted subsidiaries' ability to:

         - incur additional indebtedness, except specified indebtedness, including indebtedness under our credit facilities, existing indebtedness, permitted indebtedness and indebtedness incurred by a foreign subsidiary;

         - incur liens, except specified liens, including liens that secure obligations that are not senior to the senior subordinated notes;

         - enter into sale and leaseback transactions, except specified sale and leaseback transactions, including sale and leaseback transactions having a fair market value at least equal to the value of the property that is the subject of the sale and leaseback transaction;

         - pay dividends and make other equity distributions subject to certain baskets and provisions, including the ability to pay dividends in an amount equal to 50% of aggregate net income earned since the date of the indenture, provided that Noveon, Inc. would be able to satisfy its

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



K.  FINANCING ARRANGEMENTS (Continued)

                  debt incurrence test, except for dividends or equity distributions payable in capital stock or dividends or distributions payable to Noveon, Inc. or any of its subsidiaries;

         - purchase or redeem capital stock, except for the purchase of capital stock owned by Noveon, Inc. or any of its subsidiaries and the redemption of the senior subordinated notes;

         - make investments, except specified investments, including investments in Noveon, Inc. or any of its subsidiaries, investments in cash and cash equivalents, investments in prepaid expenses and loans made to employees in the ordinary course of business and not in excess of $5.0 million and investments in a subsidiary of Noveon, Inc.;

         - sell assets, except specified sales of assets, including sales of assets in which the consideration received is at least equal to the fair market value of the asset, sales in which 75% of the consideration received is in cash and sales of assets, the proceeds of which will be used to pay off certain other indebtedness;

         - engage in transactions with affiliates, unless those transactions are on terms as favorable as could be obtained in an arm's-length transaction and in the ordinary course of business; and

         - effect a consolidation or merger, unless Noveon, Inc. is the surviving entity, the surviving entity assumes the obligations of Noveon, Inc. under the senior subordinated notes or if the merger or consolidation does not result in an event of default under the indenture governing the senior subordinated notes.

        The original $172.0 million seller note issued to Goodrich matures in 2011 and bears interest at an initial rate of 13% payable semi-annually in cash or additional notes at our option and increases to 15% after February 26, 2006; however if interest is paid in cash, the interest rate remains at 13%. As of December 31, 2003, the principal amount outstanding was $165.9 million and accrued interest was $7.2 million. As of December 31, 2003, $56.2 million of accrued interest has been converted to additional notes payable in lieu of cash payments of interest.

        The terms of the seller note allowed for repayment of all or a portion of the seller note at a specified discount. In 2002, the Company repaid $6.0 million of principal at the agreed discount as well as accrued interest on the prepaid portion of the seller note. In addition, the Company repaid $56.2 million of principal at the agreed discount. This resulted in a total gain of $12.4 million from the early extinguishment of debt that was recorded in other expense (income)-net in the consolidated statement of operations.

        Noveon, Inc. amended its Term Loan agreements in 2002 allowing it to prepay $45.0 million of its outstanding Term Loans and dividend to the Company $45.0 million in cash so the Company could reduce the seller note based upon an agreement between the Company and Goodrich. As a result of the prepayment of the Term Loans, Noveon, Inc. had no required repayments of the Term Loans in 2003.

         Terms of the credit facilities and 11% senior subordinated notes of Noveon, Inc. contain provisions that significantly restrict the ability of Noveon, Inc. or its subsidiaries to make distributions in cash and

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



K.  FINANCING ARRANGEMENTS (Continued)

other assets to Noveon International, Inc. At December 31, 2003 substantially all of Noveon, Inc.'s net assets are so restricted.

        Maturities of these long-term financing arrangements are as follows:

                                        SENIOR
                 TERM       TERM     SUBORDINATED   SELLER
(IN MILLIONS)   LOAN A     LOAN B       NOTES        NOTE     OTHER      TOTAL
-------------   ------     ------    ------------   ------    -----    --------

2004            $ 10.3     $  5.5      $   --       $   --    $  --    $   15.8
2005              11.6        5.5          --           --       --        17.1
2006              12.8        5.5          --           --      0.1        18.4
2007               3.2        5.5          --           --      0.1         8.8
2008                --        5.5          --           --      0.1         5.6
Thereafter          --      523.7       275.0        165.9       --       964.6
                ------     ------      ------       ------    -----    --------
                $ 37.9     $551.2      $275.0       $165.9    $ 0.3    $1,030.3
                ------     ------      ------       ------    -----    --------

L. LEASE COMMITMENTS

        Future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 2003:

(IN MILLIONS)
------------------------------------------------------------------

                2004                                      $   5.4
                2005                                          3.8
                2006                                          2.9
                2007                                          1.8
                2008                                          1.5
                Thereafter                                    1.1
                                                          -------
                Total minimum payments                    $  16.5
                                                          =======


        Net rent expense was $10.7 million, $10.6 million, $8.2 million and $2.0 million for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



M. PENSIONS AND POSTRETIREMENT BENEFITS

Overview

        As an operating segment of Goodrich, Performance Materials did not have its own pension and postretirement benefit plans. Employees of Performance Materials were eligible to participate in Goodrich's salary and wage pension plans, non-qualified plans and postretirement benefit plans.

        As part of the terms of the Acquisition, Goodrich retained the pension benefit obligations for all retirees and the vested portion of the pension obligations for active employees for service prior to the Acquisition, as well as the plan assets of the domestic pension plans. Furthermore, Goodrich retained the postretirement benefit obligations of retirees and those eligible to retire through December 31, 2002. The Company has recorded the pension and postretirement benefit obligations for active employees covered by collective bargaining agreements that remained with the Company after the Acquisition.

        Salaried employees' benefit payments are generally determined using a formula that is based on an employees' compensation and length of service. Hourly employees' benefit payments are generally determined using stated amounts for each year of service.

        Employees also participate in unfunded defined benefit postretirement plans that provide certain health-care and life insurance benefits to eligible employees. The health-care plans are contributory, with retiree contributions adjusted periodically, and contain other cost-sharing features, such as deductibles and coinsurance. The life insurance plans are generally noncontributory.

        The following table summarizes information regarding the Company's defined benefit pension plans and defined benefit postretirement plans as of December 31, 2003 and 2002 and the amounts recorded in the consolidated balance sheet at these dates. In describing the period changes in the table,

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



M.  PENSIONS AND POSTRETIREMENT BENEFITS (Continued)

the period of March 1, 2001 through December 31, 2001 was used to describe the effect of activity for 2001.

                                                                                                             UNITED STATES
                                                              UNITED STATES              EUROPEAN                OTHER
                                                             PENSION BENEFITS        PENSION BENEFITS           BENEFITS
                                                             -----------------       -----------------      ----------------
(IN MILLIONS)                                                2003         2002       2003         2002      2003        2002
-------------------------------------------------------      -----       -----       -----       -----      ------    ------
Change in projected benefit obligations:
   Projected benefit obligation at beginning of period       $38.8       $30.1       $17.6       $14.9       $5.1      $ 5.4
   Service cost                                                3.4         2.6         1.5         1.0        0.1        0.1
   Interest cost                                               2.6         2.3         1.0         0.8        0.3        0.3
   Amendments                                                   --         0.1          --          --         --       (0.8)
   Actuarial losses                                            4.9         3.8         0.9         1.7        0.2        0.2
   Acquisitions and other                                       --          --        (0.2)        1.6         --         --
   Foreign currency impact                                      --          --         3.7          --         --         --
   Benefits paid                                              (0.2)       (0.1)       (1.0)       (0.4)        --       (0.1)
   Settlements                                                  --          --          --        (2.0)        --         --
                                                             -----       -----       -----       -----       ----      -----
   Projected benefit obligation at end of period             $49.5       $38.8       $23.5       $17.6       $5.7      $ 5.1
                                                             =====       =====       =====       =====       ====      =====
Change in plan assets:
   Fair value of plan assets at beginning of period          $ 5.2       $ 0.1       $ 9.1       $ 9.9       $ --      $  --
   Actual return on plan assets                                0.1          --         1.0         0.3         --         --
   Acquisitions and other                                       --          --         0.1         1.0         --         --
   Foreign currency impact                                      --          --         1.9          --         --         --
   Company contributions                                       2.5         5.2         0.9         0.8         --        0.1
   Settlements                                                  --          --          --        (2.5)        --         --
   Benefits paid                                              (0.2)       (0.1)       (1.0)       (0.4)        --       (0.1)
                                                             -----       -----       -----       -----       ----      -----
   Fair value of plan assets at end of period                $ 7.6       $ 5.2       $12.0       $ 9.1       $ --      $  --
                                                             =====       =====       =====       =====       ====      =====

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



M.  PENSIONS AND POSTRETIREMENT BENEFITS (Continued)

                                                                                                            UNITED STATES
                                                              UNITED STATES              EUROPEAN               OTHER
                                                             PENSION BENEFITS        PENSION BENEFITS          BENEFITS
                                                            ------------------      ------------------     ----------------
(IN MILLIONS)                                                2003        2002        2003        2002      2003        2002
-------------------------------------------------------     ------      ------      ------      -----      -----      -----
Funded status (underfunded):
   Funded status                                            $(41.9)     $(33.6)     $(11.5)     $(8.5)     $(5.7)     $(5.1)
   Unrecognized net actuarial loss                             9.6         4.1         2.5        1.9        0.5        0.2
   Unrecognized prior service cost                             0.2         0.3          --         --       (0.6)      (0.9)
   Fourth quarter employer contributions                       0.2         0.9          --         --         --         --
                                                            ------      ------      ------      -----      -----      -----
   Accrued benefit cost                                     $(31.9)     $(28.3)     $ (9.0)     $(6.6)     $(5.8)     $(5.8)
                                                            ======      ======      ======      =====      =====      =====

        The accumulated benefit obligation for all defined benefit pension plans was $29.3 million and $20.2 million at December 31, 2003 and 2002, respectively.

        The components of net periodic benefit cost are reflected below for the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001.


                                                   UNITED STATES                 EUROPEAN                    UNITED STATES
                                                 PENSION BENEFITS             PENSION BENEFITS               OTHER BENEFITS
                                             ------------------------     ------------------------      ------------------------
(IN MILLIONS)                                2003      2002      2001     2003      2002      2001      2003      2002      2001
                                             ----      ----      ----     ----      ----      ----      ----      ----      ----
Components of net periodic benefit cost:
  Service cost                               $3.4      $2.6      $2.0     $1.5      $1.0      $1.0      $0.1      $0.1      $0.2
  Interest cost                               2.6       2.3       1.7      1.0       0.8       0.6       0.3       0.3       0.3
  Expected return on plan assets             (0.7)     (0.1)       --     (0.5)     (0.4)     (0.3)       --        --        --
  Amortization of prior service cost          0.1        --        --       --        --        --      (0.1)     (0.1)       --
  Curtailment and settlement losses            --        --        --       --       0.5        --        --        --        --
  Other                                        --        --        --       --       1.5        --        --        --        --
                                             ----      ----      ----     ----      ----      ----      ----      ----      ----
    Total net periodic benefit cost          $5.4      $4.8      $3.7     $2.0      $3.4      $1.3      $0.3      $0.3      $0.5
                                             ====      ====      ====     ====      ====      ====      ====      ====      ====


        Net periodic benefit costs for pension benefits and other benefits were $0.2 million and $1.0 million, respectively, for the two months ended February 28, 2001.

Weighted Average Assumptions

        Weighted-average assumptions used to determine benefit obligations are summarized as follows:

                                  UNITED STATES         EUROPEAN           UNITED STATES
                                 PENSION BENEFITS    PENSION BENEFITS     BENEFITS OTHER
                                 ----------------    ----------------    ----------------
                                  2003      2002      2003      2002      2003      2002
                                 ------    ------    ------    ------    ------    ------
Discount rate                     6.36%     6.75%     5.20%     5.82%     6.36%     6.75%
Rate of compensation increase     3.75%     4.00%     4.58%     4.45%       --        --

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



M.  PENSIONS AND POSTRETIREMENT BENEFITS (Continued)

        Weighted-average assumptions used to determine net periodic benefit costs are summarized as follows:

                                            UNITED STATES                          EUROPEAN                     UNITED STATES
                                           PENSION BENEFITS                    PENSION BENEFITS                OTHER BENEFITS
                                     ----------------------------        ----------------------------        --------------------
                                     2003        2002        2001        2003        2002        2001        2003    2002    2001
                                     ----        ----        ----        ----        ----        ----        ----    ----    ----
Discount rate                        6.75%       7.50%       7.75%       5.82%       6.00%       6.20%       6.75%   7.50%   7.75%
Expected return on plan assets       8.50%       8.50%       9.25%       5.37%       5.79%       6.30%         --      --      --
Rate of compensation increase        4.00%       4.00%       4.00%       4.45%       4.29%       4.29%         --      --      --


        For measurement purposes, an 11.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003. The rate was assumed to decrease gradually to 5.6% for 2014 and remain at that level thereafter. For post-Medicare measurement purposes, a 12.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003. The rate was assumed to decrease gradually to 5.7% for 2014 and remain at that level thereafter. The table below quantifies the impact of a one percentage point change in the assumed health care cost trend rate.

                                                                    1 PERCENTAGE   1 PERCENTAGE
                                                                        POINT          POINT
(IN MILLIONS)                                                          INCREASE      DECREASE
------------------------------------------------------------------- ------------   ------------
Effect on total of service and interest cost components in 2003        $  --          $   --
Effect on postretirement benefit obligation as of December 31, 2003    $ 0.4          $ (0.4)

Description of Plan Assets and Expected Long Term Rate of Return on Assets Assumption

        The Company uses a September 30 measurement date for its pension and postretirement benefit plans. At both September 30, 2003 and 2002, the Company had 100% of the assets in its pension plans invested in cash. This allowed preservation of capital in early plan years when funded ratios were low and benefit payments certain. In the fourth quarter of 2003, the Company started the process of migrating plan assets towards long-term target allocations. The weighted-average asset allocations for their two U.S. pension plans at December 31, 2003 by asset category are as follows:

                                             UNITED STATES
                                            PENSION BENEFITS
                                            ----------------
                                                  2003
                                            ----------------
                  Equity securities                     60.0%
                  Debt securities                       40.0%
                  Other                                   --
                                            ----------------
                    Total                              100.0%
                                            ================


        To develop the expected long-term rate of return on assets assumption, the Company considered the future expectations for returns for each asset class, as well as the target asset allocation of the

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



M.  PENSIONS AND POSTRETIREMENT BENEFITS (Continued)

pension portfolio. This resulted in the selection of the 8.50% long-term rate of return on assets assumption for 2003. This rate has been reduced to 7.50% for the year ending December 31, 2004.

Investment Policies and Strategies

        The investments of the U.S. pension plans are managed with the primary focus of preservation of capital. Emphasis will be placed on participation with broad market movements during rising markets and preservation of capital during market contractions for investments in both debt and equity securities. The assets in the U.S. pension plans will be primarily invested in passively managed index funds.

        The portfolio will be re-balanced at least on an annual basis. The following assets and strategies are not used: private placements, venture capital, securities not publicly traded, options, commodities, future contracts, margin or leverage. Equity investments in any one company are limited to a maximum of 5% at the time of purchase and on a cost basis for each investment advisor. No foreign securities will be allowed in the portfolio unless available in American Depository Receipts (ADR's) on a U.S. exchange. No holding will represent more than 5% of the outstanding stock of the issuing company.

        Corporate bonds purchased will not be rated lower than Baa3 by Moody's or BBB- by Standard and Poor's. At no time will the lowest investment grade ratings make up more than 20% of the portfolio. No fixed income investment in any one issuer will comprise more than 3% of the total fixed income allocation at time of purchase. This limitation does not apply to U.S. Government securities or direct obligations of the U.S. Treasury. The maximum modified duration of the fixed income portfolio will not exceed 120% of the modified duration of the Lehman Intermediate Aggregate Bond Index. The following debt securities are prohibited: companion tranches or support bonds, floaters, inverse floaters, income only, principal only collateralized mortgage obligations (CMO's) and structured notes unless specifically allowed in writing.

Contributions and Estimated Future Benefit Payments

         The Company expects to contribute $9.9 million to its U.S. pension plan and $0.1 million to its U.S. other benefit plans during 2004.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                        BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


M. PENSIONS AND POSTRETIREMENT BENEFITS (Continued)

        The following summarizes benefits expected to be paid by plan in each of the next five fiscal years, and in the aggregate for the five fiscal years thereafter:

                                     UNITED STATES          UNITED STATES
          (IN MILLIONS)              PENSION PLAN        OTHER BENEFIT PLANS
          -------------              ------------        -------------------
                2004                    $ 0.2                    $ 0.1
                2005                      0.3                      0.2
                2006                      0.6                      0.2
                2007                      0.9                      0.3
                2008                      1.3                      0.3
              2009-2013                  13.6                      2.3

        The Company's employees also participate in voluntary retirement savings plans for salaried and wage employees. Under provisions of these plans, eligible employees can receive a 50% matching on contributions up to the first 6% of their eligible earnings. Expense for defined contribution plans totaled $6.3 million, $6.2 million, $4.8 million and $1.1 million for the years ended December 31, 2003 and 2002, the ten months ended December 31, 2001 and the two months ended February 28, 2001, respectively.

Medicare Prescription Drug Act

        In January 2004, the FASB issued Financial Staff Position ("FSP") No. 106-1 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act 2003." FSP 106-1 addresses the accounting and disclosure implications that are expected to arise as a result of the Medicare Prescription Drug, Improvement and Modernization Act (the "Act"). The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Under FSP No. 106-1, a plan sponsor may elect to defer recognizing the effects of the Act until authoritative guidance on the accounting for the federal subsidy is issued. The Company has not adopted the provisions of the Act and, accordingly, any measures of accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the financial statements or accompanying notes do not reflect the Act. Specific authoritative guidance, when issued, could require the Company to change previously reported information.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


N.    INCOME TAXES

        The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method. Tax valuation allowances were recorded in 2003, 2002 and 2001.

        Income (loss) before income taxes as shown in the consolidated statement of operations consisted of the following:

                                                                         BFGOODRICH
                                                                         PERFORMANCE
                                 NOVEON INTERNATIONAL, INC.               MATERIALS
                         ------------------------------------------      -----------
                                                        TEN MONTHS       TWO MONTHS
                                                           ENDED            ENDED
                         YEARS ENDED DECEMBER 31        DECEMBER 31      FEBRUARY 28
(IN MILLIONS)             2003            2002             2001             2001
----------------------   ------           -----         -----------      -----------
Domestic                 $(31.5)          $12.3           $(44.3)          $ 5.7
Foreign                    33.3            17.8              9.2             3.9
                         ------           -----           ------           -----
Total                    $  1.8           $30.1           $(35.1)          $ 9.6
                         ======           =====           ======           =====

        A summary of income tax expense (benefit) in the consolidated statement of operations was as follows:

                                                                          BFGOODRICH
                                                                          PERFORMANCE
                                  NOVEON INTERNATIONAL, INC.               MATERIALS
                          ------------------------------------------      -----------
                                                         TEN MONTHS       TWO MONTHS
                                                            ENDED            ENDED
                          YEARS ENDED DECEMBER 31        DECEMBER 31      FEBRUARY 28
(IN MILLIONS)              2003            2002             2001             2001
----------------------    ------           -----         -----------      -----------
Current:
  Federal                 $  --            $  --           $  --           $ 7.4
  Foreign                  10.9              8.8             4.2             1.6
  State                      --               --              --             0.2
                          -----            -----           -----           -----
                           10.9              8.8             4.2             9.2
Deferred:
  Federal                    --              0.3              --            (5.2)
  State                      --              0.1              --              --
  Foreign                  (1.7)            (2.8)            0.4              --
                          -----            -----           -----           -----
                           (1.7)            (2.4)            0.4            (5.2)
                          -----            -----           -----           -----
Total                     $ 9.2            $ 6.4           $ 4.6           $ 4.0
                          =====            =====           =====           =====


        Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and certain changes in valuation allowances. During 2003, we incurred losses for our domestic operations and for certain of our foreign operations. These cumulative losses and lack of prior earnings history provide substantial evidence regarding our inability to realize certain deferred tax assets. Accordingly, tax valuation allowances of $26.3 million have been recorded in 2003.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                        BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


N. INCOME TAXES (Continued)

         The significant components of deferred income tax assets and liabilities at December 31, 2003 and 2002, are as follows:

(IN MILLIONS)                                                       2003             2002
----------------------------------------------------------        -------           ------
Deferred income tax assets:
  Pension accruals                                                $  11.6           $  9.4
  Accrual for postretirement benefits other than pensions             1.8              2.0
  Other nondeductible accruals                                       16.0             10.9
  Reserve for environmental liabilities                               7.2              7.3
  Inventory                                                           5.4              2.0
  Hedging activities                                                  3.9              5.6
  Net operating loss carryovers and credits                          97.9             68.2
  Interest                                                           19.6             13.3
Other                                                                 1.0              0.6
                                                                  -------           ------
Total deferred income tax assets                                    164.4            119.3
  Less valuation allowance                                          (70.8)           (55.4)
                                                                  -------           ------
Net deferred income tax assets                                       93.6             63.9
Deferred income tax liabilities:
  Property, plant and equipment                                    (109.7)           (81.0)
  Intangible amortization                                            (2.0)            (1.0)
                                                                  -------           ------
Total deferred income tax liabilities                              (111.7)           (82.0)
                                                                  -------           ------
Net deferred income taxes                                         $ (18.1)          $(18.1)
                                                                  =======           ======

        At December 31, 2003, the Company had domestic net operating loss carryforwards of $195.7 million and tax credits of $6.4 million, which expire in 2021 through 2023. These domestic net operating loss and tax credit carryforwards may be used to offset a portion of future taxable income and thereby reduce our U.S. federal income taxes otherwise payable. The Internal Revenue Code of 1986, as amended, (the "Code"), imposes significant limitations on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change," as defined in Sections 382 and 383 of the Code. Our net operating loss carryforwards may be subject to limitation by virtue of these rules should a future ownership change occur. Additionally, the Company had foreign net operating loss carryforwards of $55.6 million at December 31, 2003 of which $16.4 million expires in years 2006 through 2018, and $39.2 million that have an indefinite carryforward period.

        Management has determined, based on the Company's cumulative losses and lack of prior earnings history, that it is uncertain that future taxable income of the Company will be sufficient to recognize certain of these net deferred tax assets. As a result, a valuation allowance of $70.8 million at December 31, 2003 has been recorded. This valuation allowance relates to net domestic deferred tax assets recorded in purchase accounting, acquired foreign net deferred tax assets associated with net operating losses and credits and deferred tax assets resulting from domestic and foreign tax net operating losses and credits generated subsequent to the Acquisition date. A significant portion of the

                           NOVEON INTERNATIONAL, INC.
                                      AND
                        BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


N. INCOME TAXES (Continued)

valuation allowance is associated with deferred tax assets established in purchase accounting. Any reversal of the valuation allowance that was recorded in purchase accounting would reduce goodwill. In the current year, a reduction of the valuation allowance of $9.2 million was allocated to goodwill as a result of changes in estimated deferred taxes recorded in purchase accounting.

        In determining the adequacy of the $70.8 million valuation allowance, management assessed the Company's profitability taking into account the present and anticipated amounts of domestic and international earnings as well as the anticipated taxable income as a result of the reversal of future taxable temporary differences. The Company will maintain tax valuation allowances for the balance of deferred tax assets until sufficient positive evidence (for example, cumulative positive domestic earnings and future taxable income) exists to support the reversal of the tax valuation allowances.

        The following table reconciles income taxes based on the statutory federal income tax rate to the Company's income tax expense:

                                                                                               BFGOODRICH
                                                                                               PERFORMANCE
                                                             NOVEON INTERNATIONAL, INC.         MATERIALS
                                                     ----------------------------------------  -----------
                                                                                 TEN MONTHS     TWO MONTHS
                                                                                   ENDED           ENDED
                                                     YEARS ENDED DECEMBER 31     DECEMBER 31    FEBRUARY 28
(DOLLARS IN MILLIONS)                                 2003            2002           2001           2001
----------------------------------------------       ------          ------      -----------    -----------
Income tax expense based on the statutory
federal income tax rate                              $  0.6          $ 10.5         $(12.3)        $  3.4
State and local taxes, net of federal benefit          (0.9)            0.1           (1.4)           0.1
Amortization of nondeductible goodwill                   --              --            1.5            0.8
Tax exempt income from foreign sales                   (0.3)           (0.1)          (0.5)          (0.3)
Impact of foreign operations                          (12.5)           (2.5)          (2.4)          (0.5)
Nondeductible interest                                  1.3             1.6            1.3             --
Gain on early extinguishment of debt                     --            (4.4)            --             --
Domestic tax credits                                   (5.9)           (0.5)          (0.5)            --
Nondeductible business operating expenses               0.4             0.3            0.2            0.2
Other items                                             0.2             0.1           (0.4)           0.3
Valuation allowance                                    26.3             1.3           19.1             --
                                                     ------          ------         ------         ------

Total income tax expense                             $  9.2          $  6.4         $  4.6         $  4.0
                                                     ======          ======         ======         ======

Effective income tax rate                             511.1%           21.3%          13.1%          41.7%
                                                     ======          ======         ======         ======

        The Company has not provided for U.S. income and foreign withholding taxes on approximately $91.1 million of foreign subsidiaries' undistributed earnings as of December 31, 2003, because such earnings are intended to be reinvested indefinitely. Accordingly, no provision has been made for U.S. or foreign withholding taxes that may become payable if undistributed earnings of foreign subsidiaries were paid as dividends to the Company. The additional taxes that would result had such earnings actually been repatriated are not practically determinable.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


O.    FAIR VALUES OF FINANCIAL INSTRUMENTS

        The estimated fair values of the financial instruments at December 31, 2003 and 2002 are provided in the following table.

                                   2003                        2002
                         -----------------------      ---------------------
                          CARRYING        FAIR        CARRYING        FAIR
                           AMOUNT         VALUE        AMOUNT         VALUE
                          --------      --------      --------      --------
                                             (IN MILLIONS)
Term Loan A               $   37.9      $   38.3      $   72.9      $   72.9
Term Loan B                  551.2         556.7         498.9         501.4
Subordinated notes           275.0         316.3         275.0         298.4
Seller note                  165.9         165.9         145.2         130.0
Other                          0.3           0.3           0.3           0.3

P.    ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

        Total accumulated other comprehensive income (loss) for the years ended December 31, 2003 and 2002 consisted of the following:

                                                      NET CHANGE                ACCUMULATED
                                                       IN CASH     CUMULATIVE      OTHER
                                                         FLOW     TRANSLATION  COMPREHENSIVE
                                                        HEDGES     ADJUSTMENT  INCOME (LOSS)
                                                        ------     ----------  -------------
                                                                    (IN MILLIONS)
BALANCE AT JANUARY 1, 2002                              $  (5.7)    $  (4.5)      $ (10.2)
Net comprehensive income (loss) changes during
the year                                                   (9.0)       22.8          13.8
                                                        -------     -------       -------
BALANCE AT DECEMBER 31, 2002                              (14.7)       18.3           3.6
Net comprehensive income changes during the year            4.5        68.3          72.8
                                                        -------     -------       -------
BALANCE AT DECEMBER 31, 2003                            $ (10.2)    $  86.6       $  76.4
                                                        =======     =======       =======

Q.    BUSINESS SEGMENT INFORMATION

        The Company's operations are classified into three reportable business segments: Consumer Specialties, Specialty Materials and Performance Coatings. The accounting policies of the segments are the same as those described in Note C.

        The Consumer Specialties segment is a global producer of acrylic thickeners, film formers, fixatives, emollients, silicones, botanicals, active pharmaceutical ingredients and intermediates, benzoate preservatives, fragrances, synthetic food dyes and natural colorants. The Company markets products from the Consumer Specialties segment to the following primary end-use industries: personal care, pharmaceuticals, and food and beverage. The Consumer Specialties segment products are sold to customers worldwide. These customers include major manufacturers of cosmetics, personal care products, household products, soft drinks and food products.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                        BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Q. BUSINESS SEGMENT INFORMATION (Continued)

        The Specialty Materials segment is the largest global supplier of chlorinated polyvinyl chloride ("CPVC") resins and compounds and reactive liquid polymers ("RLP"), and is a leading North American producer of rubber and lubricant antioxidants and rubber accelerators. The Specialty Materials segment is also a leading producer of thermoplastic polyurethane ("TPU") and cross-linked polyethylene compounds ("PEX"). The Company markets Specialty Materials segment products through the primary product categories of specialty plastics and polymer additives. The Specialty Materials segment products are sold to a diverse customer base comprised of major manufacturers in the construction, automotive, telecommunications, electronics, recreation and aerospace industries.

        The Performance Coatings segment is a leading global producer of high-performance polymers for specialty paper, printing and packaging, industrial and architectural specialty coatings and textile applications. The Company markets the Performance Coatings segment through the primary product categories of performance polymers and coatings and textile performance chemicals. The Performance Coatings segment serves major companies in the specialty paper, printing and packaging, paint and coatings, and textile industries.

        Segment operating income is total segment revenue reduced by operating expenses identifiable with that business segment. Restructuring and severance costs are presented separately and corporate costs include general corporate administrative expenses that are not specifically identifiable with just one of the reportable business segments.

        The Company conducts business on a global basis with manufacturing and sales undertaken in various locations throughout the world. The Company's products are principally sold to customers in North America and Europe. Sales are attributed to geographic areas based on the country to which the product was shipped.

        The following tables summarize business segment information:

                                                                                               BFGOODRICH
                                                                                               PERFORMANCE
                                                             NOVEON INTERNATIONAL, INC.         MATERIALS
                                                     ----------------------------------------  -----------
                                                                                 TEN MONTHS     TWO MONTHS
                                                                                   ENDED           ENDED
                                                     YEARS ENDED DECEMBER 31     DECEMBER 31    FEBRUARY 28
                                                      2003            2002           2001           2001
                                                     ------          ------      -----------    -----------
                                                                          (IN MILLIONS)
Sales:
  Consumer Specialties                             $    328.7      $    290.8      $  238.8      $   45.2
  Specialty Materials                                   428.6           402.4         324.4          73.1
  Performance Coatings                                  378.6           376.1         313.2          68.7
                                                   ----------      ----------      --------      --------
Total sales                                        $  1,135.9      $  1,069.3      $  876.4      $  187.0
                                                   ==========      ==========      ========      ========

                           NOVEON INTERNATIONAL, INC.
                                      AND
                        BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Q. BUSINESS SEGMENT INFORMATION (Continued)

                                                                                             BFGOODRICH
                                                                                             PERFORMANCE
                                                      NOVEON INTERNATIONAL, INC.              MATERIALS
                                              --------------------------------------------  --------------
                                                                                TEN MONTHS     TWO MONTHS
                                                                                  ENDED           ENDED
                                                YEARS ENDED DECEMBER 31        DECEMBER 31     FEBRUARY 28
                                                2003             2002             2001            2001
                                              --------         --------        -----------   -------------
                                                                     (IN MILLIONS)
Operating income:
  Consumer Specialties                        $   47.0         $   48.2         $   30.8       $    2.1
  Specialty Materials                             75.8             84.3             52.3           16.9
  Performance Coatings                            43.3             59.4             34.5            3.2
                                              --------         --------         --------       --------
Total segment operations income                  166.1            191.9            117.6           22.2

  Corporate costs                                (59.1)           (66.1)           (56.3)         (11.7)
  Restructuring and severance costs              (13.2)            (6.1)            (3.1)            --
                                              --------         --------         --------       --------
Total operating income                        $   93.8         $  119.7         $   58.2       $   10.5
                                              ========         ========         ========       ========
Capital expenditures:
  Consumer Specialties                        $   24.4         $   17.0         $   10.9       $    1.9
  Specialty Materials                             14.4             10.4              7.0            1.7
  Performance Coatings                             8.8             12.8              7.0            2.6
  Corporate                                        9.0             12.1              3.6            1.4
                                              --------         --------         --------       --------
Total capital expenditures                    $   56.6         $   52.3         $   28.5       $    7.6
                                              ========         ========         ========       ========
Depreciation and amortization expense:
  Consumer Specialties                        $   26.1         $   22.4         $   21.4       $    4.4
  Specialty Materials                             34.8             33.9             32.0            3.8
  Performance Coatings                            20.1             19.2             20.8            4.5
  Corporate                                       10.4              9.2              8.8            1.7
                                              --------         --------         --------       --------
Total depreciation and amortization           $   91.4         $   84.7         $   83.0       $   14.4
                                              ========         ========         ========       ========
Net sales:
  United States                               $  674.2         $  675.2         $  566.0       $  122.6
  Europe                                         231.7            191.0            158.4           35.7
  Other foreign                                  230.0            203.1            152.0           28.7
                                              --------         --------         --------       --------
Total                                         $1,135.9         $1,069.3         $  876.4       $  187.0
                                              ========         ========         ========       ========
Assets:
  Consumer Specialties                        $  493.7         $  467.3
  Specialty Materials                            606.0            577.5
  Performance Coatings                           420.9            397.5
  Corporate                                      237.0            192.2
                                              --------         --------
Total assets                                  $1,757.6         $1,634.5
                                              ========         ========
Property:
  United States                               $  483.1         $  497.5
  Europe                                         182.0            160.0
  Other foreign                                   17.8             13.2
                                              --------         --------
Total                                         $  682.9         $  670.7
                                              ========         ========

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


R.    SUPPLEMENTAL CASH FLOW INFORMATION

       The following table sets forth supplemental cash flow information, including information related to acquisitions accounted for under the purchase method:

                                                              2003          2002          2001
                                                            --------      --------      --------
                                                                        (IN MILLIONS)
Estimated fair value of tangible assets acquired            $   16.8      $    4.6      $1,091.8
Liabilities assumed                                             (0.7)         (1.1)       (294.4)
Goodwill and identifiable intangible assets acquired            16.0          23.9         565.7
Less: seller note issued by Noveon International, Inc.            --            --        (172.0)
                                                            --------      --------      --------
Net cash paid, including fees and expenses                  $   32.1      $   27.4      $1,191.1
                                                            ========      ========      ========
Interest paid                                               $   66.7      $   72.1      $   57.0
                                                            ========      ========      ========
Income taxes paid                                           $    6.2      $    4.6      $    4.8
                                                            ========      ========      ========
Issuance of seller note                                     $     --      $     --      $  172.0
                                                            ========      ========      ========
Issuance of notes payable for interest payable              $   20.8      $   24.2      $   11.2
                                                            ========      ========      ========

S. STOCK OPTIONS

        Certain eligible employees of the Company participate in the Company's Amended and Restated Stock Option Plan (the "Plan"). Options granted by the Company vest on each of the first five anniversaries of the grant date at 20% per year subject to continued employment. The term of each option cannot exceed 10 years from the date of grant. All options granted under the Plan have been granted at not less than 100% of market value, as determined by the board of directors of the Company, on the date of grant.

        Pro forma information regarding net income is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its employee stock options under the fair value method described within that statement. The fair value for these options was estimated using the Black-Scholes pricing method with the following weighted-average assumptions:

                                              2003       2002       2001
                                             -------   -------    -------
Risk-free rate                                 3.6%      3.9%       5.8%
Dividend yield                                 0.0%      0.0%       0.0%
Expected volatility percentage                41.7%     37.2%      37.2%
Expected life of options                     7 years   7 years    7 years

        The option pricing method requires the input of highly subjective assumptions that can materially affect the fair value estimate. The weighted-average fair value of stock options granted by the Company during 2003, 2002 and 2001 were $72.02, $38.30 and $42.24, respectively.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


S. STOCK OPTIONS (Continued)

        Stock option activity relating to the Company was as follows for the years ended December 31, 2003, 2002 and 2001:

                                                                WEIGHTED
                                                                AVERAGE
(OPTIONS IN THOUSANDS)                         OPTIONS       EXERCISE PRICE
------------------------------------------     -------       --------------
Outstanding at March 1, 2001:                      --            $    --
  Granted                                       323.0             128.57
  Forfeited                                     (10.0)            128.57
                                               ------
Outstanding at December 31, 2001:               313.0             128.57
  Granted                                        11.4             128.57
  Forfeited                                      (7.5)            128.57
                                               ------
Outstanding at December 31, 2002:               316.9             128.57
  Granted                                        47.0             147.00
  Forfeited                                     (13.3)            128.57
                                               ------
Outstanding at December 31, 2003                350.6            $131.04
                                               ======

        There were 119,224 options and 61,102 options exercisable at December 31, 2003 and 2002, respectively.

T.    RELATED PARTY TRANSACTIONS

        In connection with the Acquisition, AEA, Credit Suisse First Boston LLC ("CSFB"), and Deutsche Bank Securities Inc., which was an affiliate of MidOcean through February 20, 2003, the initial purchasers of the notes, provided acquisition advisory services. At the closing, AEA, Credit Suisse First Boston LLC and a former affiliate of MidOcean received $8.8 million, $5.5 million and $1.7 million, respectively, for these services. In addition, direct expenses of $1.3 million, $0.5 million and $0.1 million, respectively, were reimbursed to them. All of these amounts have been considered in the purchase price allocation.

        Credit Suisse First Boston, an affiliate of DLJ Merchant Banking, is a joint lead arranger and joint book manager under Noveon, Inc.'s credit facilities. DLJ Merchant Banking and MidOcean are stockholders of the Company. Credit Suisse First Boston LLC, an affiliate of DLJ Merchant Banking, and a former affiliate of MidOcean were each initial purchasers of the notes and received fees in connection with their initial purchase.

        Total debt financing fees in connection with the Acquisition paid to an affiliate of Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. were $10.4 million and $19.6 million, respectively.

        The Company entered into a management agreement with each of AEA, DLJ Merchant Banking and MidOcean. Under the management agreements, the Company will pay AEA, DLJ Merchant Banking and MidOcean an annual fee of $1.9 million, $1.1 million and $0.5 million, respectively, plus reasonable out-of-pocket expenses as compensation for the appointed directors, various advisory and consulting services and for monitoring and management costs, as applicable. In addition, the Company

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


T. RELATED PARTY TRANSACTIONS (Continued)

agreed to indemnify AEA, DLJ Merchant Banking and MidOcean and their respective affiliates for liabilities arising from their actions under the management agreements. The management agreements will remain in effect for as long as the stockholders agreement among the Company, AEA, DLJ Merchant Banking and MidOcean is in effect.

        The Company entered into an advisory services agreement, dated as of February 5, 2001, with Credit Suisse First Boston LLC. Under the advisory services agreement, the Company pays Credit Suisse First Boston LLC an annual fee of $0.5 million plus reasonable out-of-pocket expenses as compensation for strategic and financial planning advisory services. In addition, the Company agreed to indemnify Credit Suisse First Boston LLC and its respective affiliates for liabilities arising from their actions under the advisory services agreement.

        For the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001, the Company recognized management fee expense of $4.0 million, $3.7 million and $3.3 million, respectively.

        The Company sponsors an employee stock purchase plan which provides for certain employees of the Company to purchase shares of the Company's common stock as a purchase price determined by the board of directors. During the ten months ended December 31, 2001, employees purchased approximately 50,000 shares for an aggregate price of $5.0 million equal to the fair value of the shares as determined by the board of directors. The Company's CEO purchased $1.0 million of common stock under the plan in exchange for a full recourse note. The note carries interest at 7% and is due on November 30, 2011. The note, amounting to $1.2 million, including accrued interest, is included as a separate component of stockholders' equity on the consolidated balance sheet at December 31, 2003. During the year ended December 31, 2003, directors and employees purchased 8,018 shares for an aggregate price of $1.2 million, which was equal to the fair value of the shares as determined by the board of directors.

U.    COMMITMENTS AND CONTINGENCIES

CONTINGENCIES

        The Company and its subsidiaries have numerous purchase commitments for materials, supplies and energy in the ordinary course of business. The Company and its subsidiaries have numerous sales commitments for product supply contracts in the ordinary course of business.

GENERAL

        There are pending or threatened against the Company or our subsidiaries various claims, lawsuits and administrative proceedings, all arising from the ordinary course of business with respect to commercial, product liability, and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims should not have a material adverse effect on our consolidated financial position, results of operations or cash flows. From time to time, we are also involved in legal proceedings as a

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

U. COMMITMENTS AND CONTINGENCIES (Continued)

plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL

        The Company and its subsidiaries are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are regulated by various laws and governmental regulations. Although the Company believes past operations were in substantial compliance with the then-applicable regulations, either the Company or the Performance Materials Segment of Goodrich have been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA"), or similar state agencies, in connection with several disposal sites. These laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources.

        The Company initiates corrective and/or preventive environmental projects to ensure environmental compliance and safe and lawful activities at its current operations. The Company also conducts a compliance and management systems audit program.

        The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial action selection and implementation, as well as negotiations with other PRPs and governmental agencies. Our estimates of environmental liabilities are based on the results of this process.

        Goodrich provided the Company with an indemnity for various environmental liabilities. The Company estimates Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be about $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying the Company for several environmental remediation projects. Goodrich's share of all of these liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011. The Company's December 31, 2003 balance sheet includes liabilities, measured on an undiscounted basis, of $19.0 million to cover future environmental expenditures either payable by the Company or indemnifiable by Goodrich. Accordingly, the current portion of the environmental obligations of $0.8 million is recorded in accrued expenses and $1.4 million of the recovery due from Goodrich is recorded in accounts receivable. Non-current liabilities include $18.2 million and other non-current assets include $6.7 million reflecting the recovery due from Goodrich.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

U. COMMITMENTS AND CONTINGENCIES (Continued)

        The following table summarizes the activity in the environmental liability from January 1, 2002 to December 31, 2003 (dollars in millions):


BALANCE AT JANUARY 1, 2001                                                                $  47.6
Payments from January 1, 2001 to February 28, 2001                                           (0.7)
                                                                                          -------
Balance at February 28, 2001 before transfer of liabilities to Goodrich in closing           46.9
Environmental liabilities of sites retained by Goodrich                                     (23.7)
                                                                                          -------
TOTAL ENVIRONMENTAL LIABILITY AT MARCH 1, 2001                                               23.2
Payments from March 1, 2001 to December 31, 2001                                             (0.2)
Revisions of environmental liabilities recorded in the opening balance sheet                  0.7
                                                                                          -------
BALANCE AT DECEMBER 31, 2001                                                                 23.7
Payments in 2002                                                                             (0.2)
Environmental expense in 2002                                                                 0.1
Reduction in estimated indemnified liabilities                                               (4.5)
                                                                                          -------
BALANCE AT DECEMBER 31, 2002                                                                 19.1
Payments in 2003                                                                             (0.1)
                                                                                          -------
BALANCE AT DECEMBER 31, 2003                                                              $  19.0
                                                                                          =======

        The Company believes that its environmental accruals are adequate based on currently available information. The Company believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information, newly discovered conditions or a change in the law. Additionally, as the indemnification from Goodrich extends through 2011, changes in assumptions regarding when costs will be incurred may result in additional expenses to the Company. However, the additional costs, if any, cannot currently be estimated.

V.    PARENT COMPANY FINANCIAL STATEMENTS

        As disclosed in Note K, substantially all of the net assets of Noveon, Inc. are restricted from transfer, subject to certain restricted payment provisions, to Noveon International, Inc. As a result, the Company has presented the following condensed financial statements of Noveon International, Inc., the parent company, at December 31, 2003 and 2002 and the years ended December 31, 2003 and 2002 and the ten months ended December 31, 2001 are as follows:

                                                                                         TEN MONTHS
                                                                    YEARS ENDED            ENDED
                                                                    DECEMBER 31          DECEMBER 31

INCOME STATEMENT DATA                                           2003          2002           2001
-----------------------------------------------------------    ------        ------      -----------
                                                                         (IN MILLIONS)
Selling and administrative expenses                              $  --         $ 1.2           $--
                                                                 -----         -----        -------

OPERATING LOSS                                                      --          (1.2)           --

Interest expense                                                  20.4          24.0          19.1
Gain on extinguishment of debt                                      --         (12.4)           --
                                                                 -----         -----        -------
Income (loss) before income taxes                                (20.4)        (12.8)        (19.1)
Income tax benefit                                                  --          (1.8)           --
                                                                 -----         -----        -------
Income (loss) before equity earnings (loss) of Subsidiary        (20.4)        (11.0)        (19.1)
Earnings (loss) of subsidiary                                     12.5          34.7         (20.6)
                                                                 -----         -----        -------
NET INCOME (LOSS)                                                $(7.9)        $23.7        $(39.7)
                                                                 =====         =====        =======


                                                           DECEMBER 31

 BALANCE SHEET DATA                                    2003          2002
-------------------------------------------------     ------        ------
                                                          (IN MILLIONS)

ASSETS
CURRENT ASSETS
Cash and cash equivalents                             $  1.2        $   --
                                                      ------        ------
Total current assets                                     1.2            --

Investment in Subsidiary                               585.0         499.7
Other assets                                             3.8           1.8
                                                      ------        ------
Total assets                                          $590.0        $501.5
                                                      ======        ======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued expenses and other current liabilities        $  9.2        $  7.5
                                                      ------        ------
TOTAL CURRENT LIABILITIES                                9.2           7.5
Long-term debt                                         165.9         145.2
Payable to Subsidiary                                    2.6           2.3

TOTAL STOCKHOLDERS' EQUITY                             412.3         346.5
                                                      ------        ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $590.0        $501.5
                                                      ======        ======

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V. PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                                                                                         TEN MONTHS
                                                                      YEARS ENDED           ENDED
                                                                      DECEMBER 31        DECEMBER 31

CASH FLOW DATA                                                     2003         2002         2001
------------------------------------------------------------      ------       ------       ------
                                                                          (IN MILLIONS)

OPERATING ACTIVITIES
Net cash provided by operating activities                         $ 0.2        $ 0.8        $   --

INVESTING ACTIVITIES
Payments made in connection with acquisitions, net of cash
acquired                                                             --           --        (527.0)
                                                                  -----        -----        ------
Net cash (used) by investing activities                              --           --        (527.0)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                             --           --         172.0
Repayments of seller note                                            --        (49.8)           --
Equity contribution from stockholder                                 --           --         355.0
Issuance of common stock                                            1.2           --           4.0
Redemption of common stock                                         (0.2)          --            --
Dividend from Subsidiary                                             --         45.0            --
                                                                  -----        -----        ------
Net cash provided (used) by financing activities                    1.0         (4.8)        531.0
                                                                  -----        -----        ------
Net increase (decrease) in cash and cash equivalents                1.2         (4.0)          4.0
Cash and cash equivalents at beginning of period                     --          4.0            --
                                                                  -----        -----        ------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $ 1.2        $  --        $  4.0
                                                                  =====        =====        ======

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


W.    QUARTERLY FINANCIAL DATA (UNAUDITED)

        Summary data relating to the results of operations for each quarter of the years ended December 31, 2003 and 2002 follows:


                                                              FIRST          SECOND           THIRD           FOURTH
                                                             QUARTER         QUARTER         QUARTER          QUARTER
                                                            ---------       ---------       ---------        ---------
                                                                      IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
2003
Net sales                                                   $  282.3         $  294.0        $  278.8        $  280.8
Gross profit                                                    81.8             85.8            79.3            79.6
Restructuring and severance costs                                2.0              1.1             0.5             9.6
Operating income                                                25.8             30.7            25.3            12.0
Income (loss) before cumulative effect of accounting
change                                                           1.0              5.6             0.5           (14.5)
Cumulative effect of accounting change--net of tax              (0.5)              --              --              --
Net income (loss)                                                0.5              5.6             0.5           (14.5)

Net income (loss) per share--basic                          $   0.14         $   1.56        $   0.14        $  (4.02)
Net income (loss) per share--diluted                        $   0.14         $   1.54        $   0.14        $  (4.02)


                                                              FIRST          SECOND           THIRD           FOURTH
                                                             QUARTER         QUARTER         QUARTER          QUARTER
                                                            ---------       ---------       ---------        ---------
                                                                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
2002
Net sales                                                   $  259.4         $  280.9        $  273.2        $  255.8
Gross profit                                                    82.4             94.6            89.0            76.5
Restructuring and severance costs                                0.1              1.7             1.1             3.2
Operating income                                                29.4             38.3            33.1            18.9
Gain on extinguishment of debt                                    --             (1.2)             --           (11.2)
Net income                                                       2.4             10.7             6.0             4.6

Net income per share--basic                                 $   0.67         $   2.97        $   1.67        $   1.28
Net income per share--diluted                               $   0.67         $   2.97        $   1.67        $   1.28